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                                                                    Exhibit 10.2


                      UNITED STATES ENRICHMENT CORPORATION

                       OPERATION AND MAINTENANCE CONTRACT

CONTRACT NUMBER:           USEC-96-C-0001

OPERATOR:                  LOCKHEED MARTIN UTILITY
                           SERVICES, INC.
                           6903 ROCKLEDGE DRIVE, 4TH FLOOR
                           BETHESDA, MD  20817

EFFECTIVE AS OF:           OCTOBER 1, 1995
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                                TABLE OF CONTENTS
                                                                            PAGE

ARTICLE I - DEFINITIONS; RULES OF INTERPRETATION................................
         Section 1.1  Definitions...............................................
         Section 1.2  Rules of Interpretation...................................

ARTICLE II - OPERATOR'S RESPONSIBILITIES........................................
         Section 2.1  Engagement of Operator....................................
         Section 2.2  Standard of Performance...................................
                  (a)  Permits..................................................
                  (b)  General Standards........................................
                  (c)  Relations with Suppliers, etc............................
         Section 2.3  Statement of Work.........................................

ARTICLE III - USEC'S RESPONSIBILITIES...........................................
         Section 3.1  USEC's Responsibilities...................................
         Section 3.2  Limitation.  .............................................

ARTICLE IV - COORDINATION OF OPERATIONS.........................................
         Section 4.1  Contract Representative...................................
         Section 4.2  Annual Operating Plan.....................................
         Section 4.3  Work Orders...............................................
         Section 4.4  Technical Direction.......................................
         Section 4.5  Plant Procedures..........................................
         Section 4.6  Adjustment................................................
                  (a)  Procedure................................................
                           (i)  Notice..........................................
                           (ii) Meeting.........................................
                  (b)  Exclusivity..............................................
         Section 4.7  Work to Continue..........................................
         Section 4.8  Review and Approval.......................................
         Section 4.9  Coordination of Operations................................
         Section 4.10 Joint Permits.............................................

ARTICLE V - PERSONNEL...........................................................
         Section 5.1  Operator's Organization...................................
         Section 5.2  Key Person Replacement....................................
         Section 5.3  Operator's Employees......................................
                  (a)  Qualifications...........................................
                  (b)  Professional and Managerial
                       Personnel................................................
                  (c)  Conduct..................................................
                  (d)  Administration...........................................
         Section 5.4  Reporting.................................................
         Section 5.5  Operator Status...........................................

ARTICLE VI - ANNUAL BUDGET AND PAYMENT..........................................
         Section 6.1  Annual Budget.............................................
         Section 6.2  Allowable Costs...........................................
                  (a)  Annual Budget............................................
                  (b)  Restrictions.............................................


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                  (c)  Operator's Human Resource
                       Guidelines...............................................
                  (d)  Payment of Employees.....................................
                  (e)  Excluded Costs...........................................
         Section 6.3  Operator's Subperiod Base Fee.............................
         Section 6.4  Incentive Fees............................................
         Section 6.5  Invoices..................................................
                  (a)  Submission...............................................
                  (b)  Payment..................................................
         Section 6.6  Payment of Allowable Costs; Use of
                      Special Bank Account......................................
                  (a)  Special Bank Account.....................................
                  (b)  Limitations; Reimbursements..............................
                  (c)  Incentive Compensation...................................
                  (d)  Excess Balances..........................................
         Section 6.7  Title to Funds............................................
                  (a)  Title....................................................
                  (b)  Additional Funds.........................................
                  (c)  Operator's Right to Funds................................
         Section 6.8  Procurement Procedures....................................
         Section 6.9  No Mark-up................................................
         Section 6.10 Title to Property.........................................
         Section 6.11 Standard of Care..........................................

ARTICLE VII - SAFETY, SAFEGUARDS AND QUALITY....................................
         Section 7.1  Establishment of Groups
         Section 7.2  Responsibility............................................
         Section 7.3  Independent Reporting.....................................
         Section 7.4  Authority.................................................
         Section 7.5  Access, Surveillance and Audits...........................

ARTICLE VIII - ADDITIONAL CONTRACT CLAUSES......................................
         Section 8.1  Pre-Privatization.........................................
                  (a)  Additional Clauses and Provisions........................
                  (b)  Excluded Costs...........................................
         Section 8.2  Post-Privatization........................................
                  (a)  Survival of Certain Clauses..............................
                  (b)  Work Orders..............................................
         Section 8.3  Adjustments...............................................
         Section 8.4  Force and Effect..........................................

ARTICLE IX -  SUBCONTRACTS; WORK FOR OTHERS.....................................
         Section 9.1  Delegation to Subcontractors..............................
         Section 9.2  Affiliate Transactions....................................
         Section 9.3  No Relief from Liability.  ...............................
         Section 9.4  Work for Others...........................................
         Section 9.5  Additional Clauses........................................

ARTICLE X - OPERATOR'S REPORTS..................................................
         Section 10.1  Monthly Report...........................................
         Section 10.2  Annual Report............................................


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ARTICLE XI - CONFIDENTIALITY....................................................
         Section 11.1  Restricted Proprietary Information.......................
         Section 11.2  Generally Available Information..........................
         Section 11.3  USEC Ownership...........................................
         Section 11.4  Destruction or Relinquishment of
                       Restricted Proprietary Information.......................
         Section 11.5  Required Disclosure......................................
         Section 11.6  Public Statements........................................
         Section 11.7  Security.................................................
         Section 11.8  Marking..................................................
         Section 11.9  Proprietary Information of Third
                       Parties..................................................

ARTICLE XII - INTELLECTUAL PROPERTY RIGHTS......................................
         Section 12.1  Ownership................................................
         Section 12.2  Copyright, Mask Works....................................
         Section 12.3  Patents..................................................
         Section 12.4  License..................................................
         Section 12.5  Prior Claims.............................................

ARTICLE XIII - COMPLIANCE WITH NUCLEAR SAFETY AND SAFEGUARDS AND
         SECURITY REQUIREMENTS..................................................
         Section 13.1  Nuclear Safety Requirements..............................
         Section 13.2  USEC Authority...........................................
         Section 13.3  Amendments or Additions..................................
         Section 13.4  Reporting Requirements...................................
         Section 13.5  Employee Protection Requirements.........................
                  (a)  Applicability............................................
                  (b)  Notice; Compliance Policy; Training......................
         Section 13.6  Emergencies..............................................

ARTICLE XIV - SECURITY REQUIREMENTS.............................................
         Section 14.1  Duty to Safeguard........................................
         Section 14.2  Security Clearance of Personnel..........................
         Section 14.3  Security Classifications.................................

ARTICLE XV - BOOKS AND RECORDS; AUDIT...........................................
         Section 15.1  Books and Records........................................
         Section 15.2  Accounting Support.......................................
         Section 15.3  USEC Inspection and Audits...............................
         Section 15.4  Operator's Records.......................................
         Section 15.5  Employee Records.........................................

ARTICLE XVI - OPERATOR'S REPRESENTATIONS AND WARRANTIES.........................
         Section 16.1  Power and Authority......................................
         Section 16.2  Due Authorization........................................
         Section 16.3  Enforceability...........................................
         Section 16.4  Permits..................................................
         Section 16.5  Compliance with Applicable Law...........................
         Section 16.6  Expertise................................................
         Section 16.7  Representations and Certificates.........................


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         Section 16.8  No Proceedings...........................................

ARTICLE XVII - TERM AND TERMINATION.............................................
         Section 17.1  Term.....................................................
                  (a)  Initial Term.............................................
                  (b)  Option to Renew..........................................
         Section 17.2  Termination for USEC's Convenience.......................
                  (a)  Termination..............................................
                  (b)  Payment of Fees and Allowable Costs......................
         Section 17.3  Termination for Default..................................
                  (a)  Termination..............................................
                  (b)  Consequences of Termination..............................
                  (c)  USEC's Option to Complete Performance
                       of Services..............................................
                  (d)  Termination Payment......................................
                  (e)  Deemed Termination for Convenience.......................
         Section 17.4  Liability................................................
         Section 17.5  Termination Activities...................................
                  (a)  Property of USEC.........................................
                  (b)  Condition of Facility....................................
                  (c)  USEC Option to Extend Contract;
                       Subsequent Operator Training.............................
                  (d)  Turnover of Facility.....................................
                  (e)  Transfer of Employees and Pensions.......................
                  (f)  Transfer of Employee Records.............................
         Section 17.6  Survival.................................................

ARTICLE XVIII - PRICE-ANDERSON INDEMNIFICATION..................................
         Section 18.1  Authority................................................
         Section 18.2  Definitions..............................................
         Section 18.3  Financial Protection.....................................
         Section 18.4  Indemnification..........................................
                  (a)  DOE Indemnification......................................
                  (b)  Public Liability.........................................
         Section 18.5  Waiver of Defenses.......................................
                  (a)  Nuclear Incident.........................................
                  (b)  Extraordinary Nuclear Occurrence.........................
                  (c)  Effectiveness............................................
         Section 18.6  Notification and Litigation of Claims....................
         Section 18.7  Continuity of DOE Obligations............................
         Section 18.8  Effect of Other Clauses..................................
         Section 18.9  Inclusion in Subcontracts................................

ARTICLE XIX - LIMITATION ON LIABILITY...........................................
         Section 19.1  Damages..................................................
                  (a)  Direct...................................................
                  (b)  Consequential............................................
                  (c)  Other Relief.............................................
         Section 19.2  Limit on Damages.........................................
         Section 19.3  Liability for Employees..................................
                  (a)(i)  Managerial and Supervisory Personnel..................


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                  (b)  Limitation...............................................
                  (c)  Compliance with Supervision..............................
         Section 19.4  Funds....................................................
                  (a)  Obligations of Funds.....................................
                  (b)  Limitation on Payment by USEC............................
                  (c)  Notices..................................................
                  (d)  Termination for Convenience..............................
                  (e)  Annual Budget............................................

ARTICLE XX - ASSIGNMENT.........................................................
         Section 20.1  General..................................................
         Section 20.2  Permitted Assignments....................................
         Section 20.3  Effect of Privatization..................................
         Section 20.4  Successors...............................................

ARTICLE XXI - INSURANCE.........................................................
         Section 21.1  Required Insurance.......................................
                  (a)  Umbrella Liability, General
                       Liability and Automobile
                       Liability................................................
                  (b)  Worker's Compensation....................................
         Section 21.2  Additional Insured.......................................
         Section 21.3  Evidence of Insurance....................................
         Section 21.4  Notice of Cancellation/Coverage
                       Reduction................................................

ARTICLE XXII - INDEMNIFICATION..................................................
         Section 22.1  General..................................................
         Section 22.2  Procedures and Responsibility............................
                  (a)  USEC Notification........................................
                  (b)  Cooperation..............................................
                  (c)  Operator Responsibility..................................
                  (d)  Control of Litigation....................................
                  (e)  Reimbursement of Costs under
                       Section 211..............................................
         Section 22.3  Preexisting Conditions...................................
         Section 22.4  Accrued Employee Benefits................................
         Section 22.5  Interest.................................................
         Section 22.6  Price-Anderson Indemnification...........................
                  (a)  Relation to Price-Anderson
                       Indemnification..........................................
                  (b)  Price-Anderson Indemnification
                       with Respect to AVLIS....................................
                  (c)  Limitation...............................................
         Section 22.7  Travel Expenses..........................................
         Section 22.8  Security and Fire-Fighting Forces........................

ARTICLE XXIII - MISCELLANEOUS...................................................
         Section 23.1  Applicable Law...........................................
         Section 23.2  Submission To Jurisdiction...............................
         Section 23.3  Waiver of Jury Trial.....................................
         Section 23.4  Notices..................................................


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                  (a)  Address for Notices......................................
                  (b)  Change of Address........................................
         Section 23.5  Headings.................................................
         Section 23.6  Severability.............................................
         Section 23.7  Counterparts.............................................
         Section 23.8  Amendment................................................
         Section 23.9  Waiver...................................................
         Section 23.10 Entire Agreement; Prior Claims...........................
                  (a)  Prior Agreements.........................................
                  (b)  Release..................................................
                  (c)  Unknown Claims...........................................
                  (d)  Payment of Subcontractors................................
                  (e)  Assignment of Credits....................................
         Section 23.11 Order of Precedence......................................
                  (a)  Articles and Sections....................................
                  (b)  Statement of Work........................................
                  (c)  Annual Budget............................................
                  (d)  Annual Operating Plan....................................
                  (e)  Schedules................................................
         Section 23.12 Specific Performance.....................................
         Section 23.13 No Third-Party Beneficiaries.............................


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                              SCHEDULES TO CONTRACT

Schedule A  -  Statement of Work

Schedule B  -  Initial Annual Budget

Schedule C  -  Initial Annual Operating Plan

Schedule D  -  Additional Contract Clauses,
               Representations and Certifications

Schedule E  -  Other Applicable Law

Schedule F  -  Excluded Costs

Schedule G  -  Bank Agreement

Schedule H  -  Plant Contracts

Schedule I  -  Line Item

Schedule J  -  Incentive Fees

Schedule K  -  Surviving Claims

Schedule L  -  Operator's Intellectual Property

Schedule M  -  Operator's Human Resources Guidelines

Schedule N  -  Operator's Permits

Schedule O  -  USEC's Permits

Schedule P  -  Supplemental Agreements


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                       OPERATION AND MAINTENANCE CONTRACT
                                     BETWEEN
                    THE UNITED STATES ENRICHMENT CORPORATION
                                       AND
                     LOCKHEED MARTIN UTILITY SERVICES, INC.

         This Contract (the "Contract"), effective as of October 1, 1995 (the "Effective Date"), by and between the United States Enrichment Corporation, a U.S. Government corporation ("USEC"), and Lockheed Martin Utility Services, Inc., a Delaware corporation ("Operator")(USEC and Operator being referred to herein individually as a "Party" and together as "Parties").

         WHEREAS, USEC and the Department of Energy ("DOE") have entered into a lease titled "Lease Agreement Between the United States Department of Energy and the United States Enrichment Corporation," and dated as of July 1, 1993 (the "Lease Agreement"); and

         WHEREAS, USEC has entered into and may in the future enter into contracts to provide uranium enrichment services, uranium storage services and other services and sale of enriched and natural uranium and other products; and

         WHEREAS, USEC is causing DOE to conduct various research, development and demonstration activities relating to Atomic Vapor Laser Isotope Separation technology ("AVLIS") at Lawrence Livermore National Laboratory in Livermore, California ("LLNL") pursuant to the AVLIS Transfer Agreement and the M&O Contract (as defined below); and

         WHEREAS, the GDPs (as defined herein) are currently being operated and maintained by Martin Marietta Utility Services, Inc. for USEC pursuant to Contract USECHQ-93-C-0001, effective as of July 1, 1993 (the "Original Contract"); and

         WHEREAS, Martin Marietta Utility Services, Inc. has changed its corporate name to Lockheed Martin Utility Services, Inc.; and

         WHEREAS, USEC and Operator desire to terminate the Original Contract;
and

         WHEREAS, Operator wishes to continue to provide certain operation, maintenance and other services to USEC, and USEC desires to continue to engage Operator to perform the same, subject to the terms and conditions set forth in this Contract in anticipation of the privatization of USEC pursuant to 42 U.S.C. Sections 2297d and 2297d-1, or successor legislation; and

         WHEREAS, Operator wishes to provide, and USEC wish to engage Operator to provide, various research, development, demonstration and other support services to DOE with respect to AVLIS; and


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         WHEREAS, as an inducement to USEC to enter into this Contract,
Guarantor has agreed to guarantee the obligations of Operator pursuant to the Guaranty Agreement (the "Guaranty"); and

         NOW THEREFORE, in consideration of the premises and the mutual agreement hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties agree as follows:

                                    ARTICLE I
                      DEFINITIONS; RULES OF INTERPRETATION

         Section 1.1 Definitions. The following additional terms shall have the meanings set forth below:

         "AEA" means the Atomic Energy Act of 1954.

         "Allowable Cost" has the meaning set forth in Section 6.2.

         "Annual Budget" means the initial Annual Budget attached hereto as Schedule B and each other budget prepared and approved as provided in Article VI.

         "Annual Operating Plan" means the initial Annual Operating Plan attached hereto as Schedule C and each other annual operating plan prepared and approved as provided in Article IV.

         "Applicable Law" means the Nuclear Safety Requirements and any Governmental Rule which is applicable to or affects USEC, Operator, Guarantor or the operation, maintenance, leasing or use of the GDPs or the other Services, AVLIS, or the enrichment, production, lease, delivery, use or sale of enrichment services and related services, uranium, enriched or depleted uranium, nuclear waste, or cylinders for storage and transportation of uranium, or otherwise relating to uranium, SWUs, or the GDPs, including any Governmental Rule relating to zoning, environmental protection, pollution, sanitation, safety, nuclear safety, safeguards and security, or national security.

         "Authorized Classifier" means an individual authorized in writing by DOE or NRC, as appropriate, to classify, declassify or change the classification of information, work, projects, documents, and materials.

         "AVLIS Transfer Agreement" means the Memorandum of Agreement for Transfer and Funding of AVLIS, dated as of April 27, 1995, between DOE and USEC.

         "Bank Agreement" has the meaning set forth in Section 6.6.


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         "Business Day" means a day that is not a Saturday, Sunday, United
States Legal Holiday or a day on which commercial banks in Bethesda, Maryland are required or authorized to be closed. Unless qualified by the term "Business", references in this Contract to "day" or "days" shall refer to a calendar day or calendar days, respectively.

         "Claims" has the meaning set forth in Section 22.2.

         "Classified Information" means Restricted Data, Formerly Restricted Data, or National Security Information or Unclassified Nuclear Information.

         "Contract Representative" has the meaning set forth in Section 4.1.

         "Costs" has the meaning set forth in Section 22.1.

         "Default" has the meaning set forth in Section 17.3.

         "DOE" means the United States Department of Energy.

         "DOL" means the United States Department of Labor.

         "Expiration Date" has the meaning set forth in Section 17.1(a).

         "Fiscal Year" means the fiscal year of USEC, beginning October 1 of each calendar year and ending on September 30 of the following calendar year; provided, that the first Fiscal Year under this Contract shall commence on the Effective Date and end on September 30, 1996, and the last Fiscal Year under this Contract shall end on the last day on which this Agreement is in effect.

         "Force Majeure Event" means any acts of God; fire; flood; earthquake; unusually severe weather conditions; strikes and other labor difficulties; riots; acts of war (whether or not declared); sabotage; a change of Applicable Law; requirements, actions or failures to act on the part of any Governmental Authority; or any other event of the same class or nature beyond the reasonable control of the affected Party.

         "Formerly Restricted Data" means all data removed from the Restricted Data category under Section 142d. of the AEA.

         "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America, consistently applied.

         "GDPs" means one or both (as applicable) of the gaseous diffusion plants and facilities, including the "Leased Premises" (as such term is defined in the Lease Agreement), together with the utilities and appurtenances thereto, located at Piketon, Ohio and


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Paducah, Kentucky and leased from DOE by USEC pursuant to the Lease Agreement.

         "Governmental Authority" means any national, state, or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, judicial, public or statutory instrumentality, authority, body, agency, department, bureau, commission or other entity, including DOE, DOL, OSHA, and the NRC, but excluding USEC.

         "Governmental Rule" means any Permit, law, statute, rule, regulation, ordinance, order, code, interpretation, judgment, decree, directive, or decision in effect from time to time, of any Governmental Authority.

         "Guarantor" means Lockheed Martin Corporation, a Maryland corporation.

         "Guaranty Agreement" means the Guarantee of Performance, dated September 27, 1995, issued by Guarantor for the benefit of USEC, and any subsequent guarantee issued by Guarantor in replacement thereof.

         "Intellectual Property" means, collectively, patents and patent applications (including classified patent applications), invention disclosures, copyrights, mask works, trade secrets, or know-how which is owned, controlled by, under the custody of, licensed to, or otherwise made available to USEC, or used for the operation or maintenance of the GDPs or the provision of Services or relating to AVLIS, whether or not reduced to writing or disclosed in invention disclosures (whether or not patentable).

         "Key Person" means an employee of Operator filling a Key Position as described in Section 5.1.

         "Key Position" means a position designated as such in the Organizational Chart contained in the Annual Operating Plan in effect from time to time as provided in Section 5.1.

         "Line Item" has the meaning set forth on Schedule I.

         "M&O Contract" means Contract No. W-7405-ENG-48 between DOE and the Regents of the University of California for management and operation of LLNL.

         "Material Adverse Effect" means an adverse effect on the business, operations, properties, assets, prospects or condition (financial or otherwise) of USEC or the GDPs which causes or reasonably could be expected to cause USEC to incur any cost or to suffer any loss of $100,000 or more in the aggregate over any one (1) month period.


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         "NRC" means the United States Nuclear Regulatory Commission.

         "NRC Certificate" means the NRC Certificate of Compliance to be issued by the NRC, USEC's application therefor, and the NRC-approved compliance plan to be issued in respect thereto.

         "National Security Information" means any information or material, regardless of its physical form or characteristics, that is owned by, produced for or by, or is under the control of the United States Government, that has been determined pursuant to Executive Order 12356 or prior Orders to require protection against unauthorized disclosure, and which is so designated.

         "Nuclear Safety Requirements" has the meaning set forth in Section
13.1.

         "Operator's Human Resource Guidelines" means the Operator's Human Resource Guidelines attached hereto as Schedule M, as in effect from time to time.

         "Operator's Records" means the following records:

                  (a) Privileged or confidential Operator financial information and correspondence between the Operator, its financial institutions or other business segments of Operator or Guarantor (other than procurement records and other records necessary to verify Operator's compliance with budget controls set forth in Article VI, the restrictions on transactions with affiliates set forth in Section 9.2, and other records necessary to verify Operator's compliance with its obligations hereunder);

                  (b) Internal legal files or documents containing attorney-client privileged materials or attorney work-product; and

                  (c) Files involving Claims by or against Operator.

         "Organizational Chart" has the meaning set forth in Section 5.1.

         "OSHA" means the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq. or the United States Occupational Safety and Health Administration, as applicable.

         "Permits" means the Regulatory Oversight Agreement, the NRC Certificate, all licenses, permits, approvals, authorizations, consents, waivers, rights, exemptions, releases, variances, or orders of, or filings with, or otherwise issued from time to time by any Governmental Authority under Applicable Law.

         "Plant Contracts" means the Lease Agreement, the Bank Agreement, the M&O Contract, the AVLIS Transfer Agreement, and each other contract, power contract, lease, request for enrichment servic-


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es, or other agreement which are listed on Schedule H or copies of which otherwise may be provided to Operator by USEC from time to time.

         "Plant Procedures" means the rules, regulations, standards, policies, practices and procedures established from time to time by USEC for the operation and maintenance of the GDPs or the provision of the Services as provided in
Section 4.5.

         "Prime Rate" means the base rate on corporate loans posted by at least 75% of the nation's thirty (30) largest banks, as published in the Wall Street Journal; provided, that should the Wall Street Journal cease publication of the Prime Rate, USEC shall propose to Operator a new base rate which has a purpose similar to that of the Prime Rate, and (i) if Operator does not object to the base rate proposed by USEC within thirty (30) days after receiving USEC's proposal, the base rate proposed by USEC shall be binding on the Parties, or
(ii) if Customer does object, the Parties shall mutually agree upon a new base rate no later than 180 days after Customer's receipt of USEC's proposal.

         "Privacy Act" means the Privacy Act, 5 U.S.C. Section 552a, and the regulations of DOE or USEC promulgated thereunder, as applicable.

         "Records" has the meaning set forth in Section 15.1.

         "Regulatory Oversight Agreement" means the agreement between DOE and USEC, dated July 1, 1993, pursuant to which DOE will exercise its regulatory oversight responsibilities regarding the GDPs.

         "Restricted Data" means all data concerning (i) design, manufacture, or utilization of atomic weapons; (ii) the production of Special Nuclear Material; or (iii) the use of Special Nuclear Material in the production of energy, but shall not include the data declassified or removed from the Restricted Data category pursuant to Section 142 of the AEA.

         "Restricted Proprietary Information" has the meaning set forth in
Section 11.1.

         "Safety, Safeguards and Quality Group" shall have the meaning set forth in Section 7.1.

         "Section 211" has the meaning set forth in Section 13.5(a).

         "Services" has the meaning set forth in Section 2.3.

         "Special Nuclear Material" means (i) plutonium, uranium 233, uranium enriched in the isotope 233 or in the isotope 235, and any other material which pursuant to the provisions of Section 51 of the AEA has been determined to be special nuclear material, or (ii)


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any material artificially enriched by any of the foregoing, but does not include source material.

         "Statement of Work" means the Statement of Work attached hereto as Schedule A.

         "Subject Invention" means all subject matter covered by 35 U.S.C. Sections 101 and 161, which Operator or any of its subcontractors or the employees of either may conceive or first actually may reduce to practice in the performance of the Services or Operator's other obligations under this Contract.

         "SWU" means Separative Work Unit.

         "Technical Direction" has the meaning set forth in Section 4.4. "Termination Activities" has the meaning set forth in Section 17.5.

         "Termination Activities" has the meaning set forth in Section 17.5.

         "Unclassified Nuclear Information" has the meaning set forth in the Nuclear Safety Requirements.

         "United States Legal Holiday" means any holiday for which employees of the United States Federal government are excused from work with pay pursuant to a Federal statute or executive order.

         "Work Order" has the meaning set forth in Section 4.3.

         Section 1.2 Rules of Interpretation. Unless otherwise specified in this
Contract:

                  (a) The singular includes the plural and the plural includes the singular.

                  (b) A reference to a person includes its permitted successors and permitted assigns.

                  (c) Accounting terms have the meanings assigned to them by GAAP, as consistently applied by the accounting entity to which they refer.

                  (d) The words "include," "includes" and "including" are not limiting.

                  (e) The words "hereof," "herein" and "hereunder" and words of similar import refer to the Contract as a whole and not to any particular provision, unless otherwise indicated.

                  (f) A reference to a Governmental Rule, an Applicable Law, an Exhibit, a Plant Contract, or any other agreement, standard or document means such Governmental Rule, Applicable Law, Plant Contract, Exhibit, standard or document as amended, modified, supplemented or replaced from time to time.


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                  (g) A reference to an agreement or other document shall
include all schedules, exhibits, appendices or other attachments attached thereto or incorporated therein.

                                   ARTICLE II
                           OPERATOR'S RESPONSIBILITIES

         Section 2.1 Engagement of Operator. USEC hereby engages Operator to operate and maintain the GDPs and to perform certain other duties as set forth herein, and Operator accepts such engagement and agrees to perform such duties for the term, for the fees, and in accordance with the terms and conditions of this Contract.

         Section 2.2 Standard of Performance.

                  (a) Permits. Subject to Section 4.10, Operator shall obtain and maintain in effect all Permits required to be obtained and maintained by Operator under Applicable Law, including those listed on Schedule N.

                  (b) General Standards. Operator shall take all steps necessary to perform the Services and its other obligations hereunder (i) safely, reliably and efficiently and in compliance with the operating requirements of the Plant Contracts, Applicable Laws, the Plant Procedures, applicable industrial codes and standards, equipment manufacturers' and service contractors' warranties, and safety and loss prevention requirements of USEC's insurers (upon being advised by USEC of such safety and loss prevention requirements); and (ii) in such a manner as to maximize the efficiency of the GDPs, to minimize the total cost per SWU of enrichment services, and to meet the requirements of USEC and its customers in a timely and efficient manner.

                  (c) Relations with Suppliers, etc. Operator shall maintain good relations with labor, suppliers, customers, subcontracts, Governmental Authorities and the local community.

         Section 2.3 Statement of Work. Operator shall provide the operations, maintenance, repair, waste management and disposal, security, research, development, demonstration and support services and other services described in the Statement of Work and each Work Order issued under Section 4.3 (the "Services").

                                   ARTICLE III
                             USEC'S RESPONSIBILITIES

         Section 3.1 USEC's Responsibilities. USEC shall be responsible for the following activities:

                  (a) overall management and direction of the business and operations of the GDPs;

                  (b) arrange for the sale of enrichment services and other services and of enriched and natural uranium and for the billing and collection of revenues therefrom;

                  (c) maintain the feed material and enriched uranium accounts of USEC's customers and reconcile such accounts with inventory tracking reports produced by Operator pursuant to USEC's policies and procedures;

                  (d) arrange for all feed material and electricity required for USEC's operations at the GDPs;

                  (e) provide access to the GDP sites, LLNL, and other facilities where services are to be performed, as required for the performance of the Services hereunder, consistent with this Contract and the Plant Procedures;

                  (f) overall management and direction of the AVLIS Program;

                  (g) subject to Section 4.10, obtain and maintain in effect all Permits required to be obtained and maintained by USEC under Applicable Law, including those listed on Schedule O; and

                  (h) pay Allowable Costs and Operator's fee as provided in
Article VI.

         Section 3.2 Limitation. In the event USEC fails to satisfy any of its responsibilities under Section 3.1 other than Section 3.1(h), such failure shall not constitute a breach or default by USEC under this Contract and USEC shall have no liability to Operator in connection therewith; provided, that to the extent any such failure causes Operator to be unable to perform the Services or any of its other obligations under this Contract, such failure shall permit Operator to proceed as provided in Section 4.6.

                                   ARTICLE IV
                           COORDINATION OF OPERATIONS

         Section 4.1 Contract Representative. Each Party from time to time shall designate an employee who shall have authority to act on behalf of such Party and to bind such Party on matters that may arise from time to time hereunder (the "Contract Representative"). The initial Contract Representative of USEC shall be USEC's Executive Vice President, Operations or his designees. The initial Contract Representative of Operator shall be Operator's President or his designees. Each Contract Representative shall have such duties and responsibilities as each Party shall designate from time to time by notice to the other Party; provided, that the Contract Representatives (acting in their capacity as Contract Representatives) shall not be authorized to amend this Contract or to change any of the terms of the Contract. Unless otherwise provided by this Contract or the Plant Procedures, each consent or approval required to be obtained from a Party shall be given by such Party's Contract Representative or by such other person as such Party may designate by notice.

         Section 4.2 Annual Operating Plan. Operator shall prepare a proposed Annual Operating Plan each succeeding Fiscal Year in such detail as USEC shall require, setting forth the tasks necessary and desirable for the operation, maintenance, and repair of the GDPs and the performance of the Services set forth in the Statement of Work, including Operator's staffing plan (including Key Persons as set forth in Article V), major projects (including recommended major maintenance and capital improvements), and other items, and submit such proposed Operating Plan to USEC for its written approval no later than ninety
(90) days prior to the last day of each Fiscal Year. Each proposed Annual Operating Plan shall be consistent with the Statement of Work, with the Plant Procedures, with the proposed Annual Budget submitted to USEC by Operator as provided in Section 6.1, and with the other requirements of this Contract. Such Annual Operating Plan shall become effective when approved in writing by USEC, and until such approval, the most recently approved Annual Operating Plan shall remain in effect. The initial Annual Operating Plan is attached hereto as Schedule C. Once approved, the Annual Operating Plan may be revised or supplemented from time to time by USEC by notice to Operator.

         Section 4.3 Work Orders. USEC from time to time may direct Operator to provide specific services in addition to those set forth in the Statement of Work or the Annual Operating Plan by providing Operator with a written order (a "Work Order") from USEC setting forth in sufficient detail the services required and the applicable work rules or other procedures required to be followed. Operator shall not be required to perform such services at locations outside the United States if such services involve activity that potentially could cause to arise a nuclear incident or precautionary evacuation that would be subject to indemnification under the provisions of Article XVIII or to Section 22.6(b) without the consent of

Operator, not to be withheld unreasonably; provided, that such consent shall not be withheld if USEC is able to cause DOE or another agency of the United States Government to agree to indemnify Operator against liability for such incident or precautionary evacuation pursuant to the terms and conditions of Public Law 85-804.

         Section 4.4 Technical Direction. Performance of the Services (including regulatory compliance) shall be subject to the Technical Direction of USEC's Contract Representative. "Technical Direction" means: (i) directions to Operator to fill requests for enrichment services; (ii) directions to Operator to shift work emphasis between work areas of this Contract, fill in details, or otherwise to accomplish the performance of the Services; or (iii) any other direction consistent with the Statement of Work and the Annual Budget.

         Section 4.5 Plant Procedures. USEC from time to time may establish rules, regulations, standards, policies, practices and procedures for the operation and maintenance of the GDPs and the provision of the Services (the "Plant Procedures"), and will provide such Plant Procedures to Operator.

         Section 4.6 Adjustment.

                  (a) Procedure. To the extent either Party at any time believes that any Force Majeure Event, any failure by USEC to satisfy any of its responsibilities under Section 3.1, any change in the applicability of a clause or provision incorporated into this Contract under Article IX, any proposed change to the Plant Procedures or the safety and loss prevention requirements of the GDPs' or USEC's insurers, or any Work Order, Technical Direction or other directive received by Operator from USEC materially varies the obligations or risks of either Party, contradicts the express terms of this Contract, requires expenditures not included in the Annual Budget, or obviates the need for expenditures included in the Annual Budget, Operator shall comply with such directive or change, if any, and Operator or USEC, as applicable, may seek an equitable adjustment to the Annual Operating Plan, the Annual Budget or Operator's annual base fee required by such variation, contradiction or expenditure through the following procedure:

                  (i) Notice. Operator or USEC, as applicable, shall notify the other Party of its reasons for believing that such Force Majeure Event, failure, change or directive requires such a variation, contradiction, or expenditure, together with information to support such reasons and an estimate of the effect of such variation, contradiction or expenditure on the performance of the Services and on the Annual Budget or Operator's annual base fee; and

                  (ii) Meeting. Operator shall meet with USEC to permit USEC to determine an equitable adjustment to the Annual Operating Plan, the Annual Budget or Operator's annual base fee required by such variation, contradiction or expenditure.

                  (b) Exclusivity. Without limiting any other provision of this Contract expressly allocating specific costs, expenses or liabilities to a Party, no equitable adjustment to the Annual Operating Plan, the Annual Budget, or Operator's annual base fee shall be made except pursuant to the procedures set forth in Section 4.6(a).

         Section 4.7 Work to Continue. Notwithstanding (i) any dispute, controversy or claim that Operator may have against or related to USEC, the GDPs, AVLIS, the Services or this Contract, and regardless of the basis for such dispute, controversy or claim, (ii) the occurrence of any event set forth in
Section 4.6(a), or (iii) the failure of USEC to approve a proposed Annual Operating Plan pursuant to Section 4.2 or a new Annual Budget pursuant to
Section 6.1, Operator diligently shall continue to perform the Services and its other obligations hereunder in accordance with the terms of this Contract, unless otherwise directed by USEC.

         Section 4.8 Review and Approval. Each Party shall review in a timely fashion all documents, proposals, requests or other things submitted by the other Party for its approval. Notwithstanding the foregoing, the Annual Operating Plan, Annual Budget and Plant Procedures in existence at any given time will govern Operator's actions until a new such plan, procedure or budget is approved by USEC.

         Section 4.9 Coordination of Operations. Operator and USEC will cooperate to coordinate the performance of the Services and the business, operation and maintenance of the GDPs as reasonably may be directed by USEC. USEC shall have the right to direct the general business, operation and maintenance of the GDPs and the AVLIS program as provided in this Contract.

         Section 4.10 Joint Permits. To the extent USEC and Operator are required to obtain or to maintain any Permit jointly, Operator shall cooperate with USEC to obtain and to maintain such joint Permit as USEC may direct.

                                    ARTICLE V
                                    PERSONNEL

         Section 5.1 Operator's Organization. The initial Annual Operating Plan attached hereto as Schedule C shall define each GDP's organizational structure and the functional roles for the operation of the GDPs by Operator, USEC, and USEC's other contractors and the desired structure and roles to be filled by personnel of USEC, Operator, and other USEC contractors (the "Organizational Chart"). The Organizational Chart shall designate certain positions as "Key Positions" according to the criteria set forth in the Plant Procedures. Each proposed Annual Operating Plan shall include a completed Organizational Chart showing the names, titles and duties of Operator's personnel to be employed in connection with the work. Operator's personnel filling Key Positions (the "Key Persons") shall comply with the qualifications set forth in the Plant Procedures, and Operator shall provide USEC with such information as USEC may request from time to time to verify such compliance. USEC shall have the right to approve or reject Operator's proposals for filling Key Positions. Any change to the Organizational Chart shall be made as set forth in Section 4.2.

         Section 5.2 Key Person Replacement. Whenever for any reason any Key Person is unavailable for performance of the Services or other duties required pursuant to this Contract, Operator agrees (a) promptly to replace such Key Person with an individual of substantially equal abilities and qualifications. Whenever for any reason any Key Person will no longer be regularly assigned to the Key Position previously held by such Key Person, Operator shall provide USEC with notice of such event, which notice shall be given at least thirty (30) days in advance unless the change is not within the control of Operator, and (b) to provide USEC with sufficient information concerning the replacement so that USEC can review the replacement's qualifications and decide whether such replacement meets the requirements of this Contract. USEC shall advise Operator if at any time USEC finds any Key Person or proposed replacement to be insufficiently qualified or otherwise to be unsatisfactory. Operator agrees promptly to replace such unacceptable Key Person with an individual acceptable to USEC. Without limiting the provisions of Section 5.4, USEC's exercise of its rights under this Section 5.2 to require removal or replacement of any employee from a Key Position shall not be deemed to require Operator to terminate its employment of such individual, nor shall USEC be liable for any severance pay or other termination costs with respect to such exercise.

         Section 5.3 Operator's Employees.

                  (a) Qualifications. All personnel engaged in per forming the Services shall be employees of Operator or of subcontractors and shall be sufficiently skilled in and qualified to perform competently the tasks and duties assigned and shall be properly licensed as required by Applicable Law. Such personnel shall meet the qualifications set forth in the Plant Procedures.

                  (b) Professional and Managerial Personnel. Without limiting the other provisions of this Article V, Operator shall make available such professional and managerial personnel as are necessary to provide supervision of its employees, agents, subcontractors and representatives, and the operations of the GDPs and the provision of the Services.

                  (c) Conduct. All personnel performing services under this Contract shall abide by Applicable Laws and the Plant Procedures.

                  (d) Administration. Operator shall have sole responsibility for administering the compensation and terms and conditions of employment of its employees (including any collective bargaining units or collective bargaining agreements of Operator or Operator's employees).

         Section 5.4 Reporting. Without limiting Section 5.5, Operator's Key Persons shall report to the appropriate managerial personnel or office at USEC for purposes of performing the Services and Operator's other obligations hereunder (as well as to their own supervisors within Operator), with respect to various areas of the operation and business of the GDPs and the provision of the Services, including budget, procurement, environmental, insurance and risk management, production, safety, security, regulatory, and other matters, as provided in the Plant Procedures and the Organizational Chart.

         Section 5.5 Operator Status. The Parties agree that Operator is an independent contractor. Operator is not authorized to act for, or enter into any agreement on behalf of, USEC without written authorization therefor. Nothing in this Contract shall be construed: (a) to create a partnership or agency relationship between USEC and Operator or its subcontractors, agents or employees, (b) to create an employer-employee relationship between USEC and Operator and its subcontractors, agents or employees or to give USEC the right or obligation to make personnel decisions with respect to the hiring, firing, terms of employment, compensation, or benefits of individual employees of Operator or its subcontractors or (c) to give USEC the right to negotiate, to approve, to ratify, or otherwise to act with respect to any collective bargaining agreement or collective bargaining unit (other than with respect to payment of Allowable Costs as provided in the Annual Budget, all as set forth in
Article VI).

                                   ARTICLE VI
                            ANNUAL BUDGET AND PAYMENT

         Section 6.1 Annual Budget. Operator shall prepare, in accordance with GAAP, a proposed Annual Budget for each succeeding Fiscal Year in such detail as USEC shall require and submit it for USEC's written approval no later than ninety (90) days prior to the last day of each Fiscal Year. Such new Annual Budget shall become effective when approved in writing by USEC, and until such approval, the most recently approved Annual Budget shall remain in effect. Each Annual Budget shall set forth all of Operator's anticipated expenses for the operation and maintenance of the GDPs and the provision of the Services for the Fiscal Year (including contingency, overhead, home office expense, recommended capital improvements and major repairs and actuarial assumptions with respect to Operator's pension, post-retirement health care and life insurance, and other benefits) and a breakdown of such costs on a monthly basis. The approved Annual Budget for the first Fiscal Year is attached hereto as Schedule B. The Annual Budget may be adjusted from time to time as set forth in Section 4.6.

         Section 6.2 Allowable Costs.

                  (a) Annual Budget. All expenses or expenditures actually incurred by Operator in the performance of the Services in accordance with the requirements of this Contract (i) which are listed on the Annual Budget, (ii) which are reasonable and necessary to perform the Services, and (iii) which do not exceed the amount set forth in the Annual Budget by the lesser of 10% or $100,000 for the applicable Line Item (each such expense or expenditure, an "Allowable Cost"), shall be paid by USEC in accordance with this Article VI.

                  (b) Restrictions. Except as set forth in Section 13.6 or as otherwise specifically approved by USEC by notice to Operator: (i) the aggregate liability of USEC under this Contract in any Fiscal Year shall in no event exceed the lesser of 105% of the amount set forth in the Annual Budget for such Fiscal Year or the amount obligated under 19.4(a) (if applicable); and (ii) USEC shall not be obligated to pay Operator for any expense or expenditure that does not comply with the restrictions set forth in Section 6.2(a) and elsewhere in this Article VI. Operator shall not use or commit funds allocated to any Line Item of the Annual Budget to incur expenses or to make expenditures with respect to any other Line Item of the Annual Budget except as specifically permitted by such Annual Budget.

                  (c) Operator's Human Resource Guidelines. Operator shall prepare proposed Operator's Human Resource Guidelines for each succeeding Fiscal Year in such detail as USEC shall require and submit it for USEC's written approval at or before the time the Annual Budget is submitted for approval pursuant to Section 6.1. Such new Operator's Human Resource Guidelines shall become effective when approved in writing by USEC. Operator shall use such management review procedures and internal controls as may be required to assure that the cost limitations with respect to employee policies and related expenses set forth in the Operator's Human Resource Guide lines are not exceeded. Without limiting the other provisions of Section 6.2, no expenses or expenditures incurred by Operator related to human resource matters in excess of the amounts set forth in the Operator's Human Resource Guidelines, or incurred other than in compliance with such guidelines, shall be an Allowable Cost under this Article
VI. The initial Operator's Human Resource Guidelines are attached as Schedule M.

                  (d) Payment of Employees. Except as provided in Section 22.4 and except for amounts expressly required to be reimbursed by USEC for any Fiscal Year under this Section 6.2, Operator and its subcontractors shall be responsible for and shall pay to its and their employees, or on their behalf, all compensation and applicable fringe benefits (including pension benefits and post-retirement health care and life insurance benefits) and shall accept exclusive liability for payment of any contributions assessed under the Federal Unemployment Tax Act, the Federal Insurance Contributions Act, and any other similar Applicable Laws. Operator shall indemnify and hold harmless USEC from and against any Claims or Costs asserted against USEC, on account of all such compensation and fringe benefit payments and such contributions and against any Claim alleging that an employee of Operator or any subcontractor is an employee of USEC.

                  (e) Excluded Costs. Without limiting the other provisions of this Contract, expenses or expenditures incurred by Operator with respect to items, services or matters described on Schedule F shall be paid by USEC only to the extent provided in Section 8.1(b).

         Section 6.3 Operator's Subperiod Base Fee. Operator shall earn an subperiod base fee as set forth on Schedule J for Contract Subperiod I (as defined in Schedule J) payable in arrears in twelve (12) equal monthly installments as provided in Section 6.5. Operator's subperiod base fee for periods after Contract Subperiod I shall be as set forth in a new Schedule J to be agreed by the Parties prior to the last day of each preceeding Subperiod.

         Section 6.4 Incentive Fees. Operator may earn incentive fees as set forth on Schedule J payable as provided therein and in Section 6.5. Operator's incentive fees for periods after Contract Subperiod I shall be as set forth in each new Schedule J agreed as provided in Section 6.3. Operator's Long Term Incentive Fee (as defined in Schedule J) shall not be subject to revision in such new Schedule J as provided in Section 6.3.

         Section 6.5 Invoices.

                  (a) Submission. Operator shall submit (i) after the end of each calendar month an invoice requesting payment of all amounts, if any, to be paid as provided in Section 6.3 in respect of

Operator's annual base fee which are then due and payable, and (ii) within thirty (30) days after the end of each Fiscal Year, an invoice requesting payment of all amounts, if any, to be paid as provided in Section 6.4 in respect of Operator's annual incentive fees, if any, including any incentives earned under the Long Term Incentive Fee provisions at the end of Contract Subperiod III, which are then due and payable, as set forth in Schedule J. Invoices shall be accompanied by supporting documentation as USEC reasonably may request.

                  (b) Payment. USEC shall pay all undisputed amounts invoiced pursuant to Section 6.5(a)(i) on or prior to the date thirty (30) days after its receipt of an appropriately documented invoice, and all undisputed amounts invoiced pursuant to Section 6.5(a)(ii) on or prior to the date forty-five (45) days after its receipt of an appropriately documented invoice. If USEC disputes any portion of an invoice, it shall pay the undisputed amount, if any, on or prior to the date set forth in this Section 6.5(b), and shall notify Operator of the particulars of such dispute. USEC shall pay any disputed amounts determined to be payable to Operator hereunder promptly upon such determination, together with interest at the Prime Rate plus four (4) percentage points from the date which was forty-five (45) days after USEC's receipt of the corresponding invoice for such disputed amounts.

         Section 6.6 Payment of Allowable Costs; Use of Special Bank Account.

                  (a) Special Bank Account. To the extent directed by USEC, Operator may make payment for Allowable Costs to the extent such payment expressly is permitted by the Annual Budget (excluding, for avoidance of doubt, Operator's annual base fee and incentive fee, if any) from USEC funds as such Allowable Costs become due and payable. All such funds shall be (i) withdrawn pursuant to a letter of credit in favor of the bank referred to in Special Bank Account Agreement 3M0001 (the "Bank Agreement"), which agreement is hereby incorporated into this Contract and is attached as Schedule G, or (ii) at USEC's option, made available by check or other mutually acceptable means, and in each case shall be deposited only in the "Special Demand Deposit Accounts" referred to in the Bank Agreement.

                  (b) Limitations; Reimbursements. Except as set forth in
Section 6.6(c), no part of the funds in the Special Demand Deposit Accounts shall be (i) commingled with any funds of the Operator's, or (ii) used for a purpose other than that of making payments for Allowable Costs as provided in this Article VI other than as specified in Section 6.6(c). If it is determined, through an audit conducted pursuant to Sections 15.2 or 15.3, or otherwise, that funds in the Special Demand Account or other USEC funds were used other than for making payments for Allowable Costs as provided in this Article VI other than as specified in Section 6.6(c) (or, with respect to periods prior to the Effective Date, for costs incurred prior to the date hereof that were allowable under the Original Contract), Operator shall reimburse USEC for the amount of such improper payments, together with interest at the Prime Rate plus four (4) percentage points from the date of such improper payment, within thirty (30) days of such determination; provided, that if such improper payment occurs and is discovered and full reimbursement is made within three (3) Business Days of the date of such improper payment, Operator may make such reimbursement without interest.

                  (c) Incentive Compensation. Operator may make payments from the Special Demand Deposit Accounts in excess of Allowable Cost for payment of incentive compensation to employees; provided, that Operator shall reimburse USEC for such excess by depositing such excess in the Special Demand Deposit Accounts or such other account as USEC may direct on the date of such payment.

                  (d) Excess Balances. If at any time the balance in such accounts exceeds Operator's current cash needs, Operator promptly shall notify USEC and shall make such disposition of the excess as USEC may direct.


         Section 6.7 Title to Funds.

                  (a) Title. Title to the unexpended balance of any funds provided under this Article VI (including any reserves) and of any bank accounts established pursuant to Section 6.6, whether or not drawn, shall remain in USEC.

                  (b) Additional Funds. To the extent directed by USEC, Operator shall deposit any funds received by the Operator on behalf of USEC in connection with the Services under this Contract from third parties into the Special Demand Deposit Accounts or such other accounts as USEC may direct.

                  (c) Operator's Right to Funds. Operator shall have no right, title or interest in or to any bank accounts or funds referred to in Section 6.7(a) and Section 6.7(b) other than the right to make expenditures therefrom as provided in this Article VI. Operator shall keep such accounts or funds free and clear of any claim, lien or right of offset of the bank of deposit or others.

         Section 6.8 Procurement Procedures. In addition to the limitations provided for elsewhere in this Contract, USEC may, through the Annual Budget, the Plant Procedures, or other directives issued to Operator, establish procurement procedures and other controls on the costs to be incurred and commitments to be made in the performance of the Services. Such procedures and controls may be amended or supplemented from time to time by USEC. In connection with the Services and Operator's other obligations under this Con tract, Operator hereby agrees to comply with the specific limitations on amount or type of expenditures, costs and commitments set forth in such controls, to comply with other requirements set forth in such controls, and to notify USEC within five (5) Business Days of becoming aware that the authorized financial levels of costs and commit-ments (including amounts set forth in any Line Item in the Annual Budget) may be exceeded or underrun by 5% or more.

         Section 6.9 No Mark-up. Operator shall receive no mark-up for any service or item procured by Operator on behalf of USEC under this Contract.

         Section 6.10 Title to Property. Except as otherwise approved in writing by USEC, all materials, equipment, tools, sup plies, and other property purchased or provided under this Contract, incorporated in the GDPs or any AVLIS equipment, technology or property, or paid for in whole or in part by USEC shall be the property of USEC, and title to such property shall pass directly from the vendor to USEC upon the date of payment for such property by USEC or with USEC funds. Operator warrants good title to all such property and, subject to
Section 22.2(d), shall take or cause to be taken all steps reasonably necessary to protect USEC's title and to protect USEC against claims by other parties with respect thereto, including obtaining releases or waivers of or bonding over all mechanics' and materialism's liens and other liens, claims, security interests or encumbrances of Operator's suppliers and subcontractors and its and their lenders.

         Section 6.11 Standard of Care. Operator shall manage, apply and account for any funds provided to it or for which it may be responsible under this Contract with the same standard of care as it would apply to its own funds.

                                   ARTICLE VII
                         SAFETY, SAFEGUARDS AND QUALITY

         Section 7.1 Establishment of Groups. USEC and Operator shall establish, staff and maintain one or more groups with responsibility for quality assurance and engineering oversight and such other matters as shall be set forth in the Plant Procedures (collectively, the "Safety, Safeguards and Quality Group").

         Section 7.2 Responsibility. The Safety, Safeguards and Quality Group shall have the responsibility to exercise oversight of plant operations to verify compliance with:

                  (a) Applicable Laws, including the Nuclear Safety
Requirements;

                  (b) health and safety requirements for protection of the public and workers;

                  (c) safety, safeguards and quality requirements;

                  (d) environmental protection requirements;

                  (e) safeguards and security requirements;

                  (f) requirements for control and accountability of Special Nuclear Materials;

                  (g) emergency management requirements; and

                  (h) such other matters as may be specified in the Plant Procedures or as may be directed by USEC.

         Section 7.3 Independent Reporting. The Safety, Safeguards and Quality Group will report directly to USEC's Executive Vice President, Operations, as provided in the Plant Procedures, and its personnel shall be independent from production, plant operating costs and production scheduling functions.

         Section 7.4 Authority. The Safety, Safeguards and Quality Group shall have such authority as may be set forth in the Plant Procedures and the Nuclear Safety Requirements, including the authority to stop work if there is a failure to comply with the requirements described in Section 7.1.

         Section 7.5 Access, Surveillance and Audits. The Safety, Safeguards and Quality Group shall have access to the GDPs, all plant personnel, and all information (including the Records) at the site related to the areas described in Section 7.1, and shall have the authority to conduct audits and surveillance of such information and of the operation of the GDPs, including interviewing plant personnel, for the purposes of carrying out its responsibilities pursuant to this Article VII, at such time and in such manner as may be consistent with such responsibilities.

                                  ARTICLE VIII
                           ADDITIONAL CONTRACT CLAUSES

         Section 8.1 Pre-Privatization.

                  (a) Additional Clauses and Provisions. The additional contract clauses set forth in Schedule D, and the additional provisions of law applicable to contracts awarded by USEC because of USEC's status as a United States Government corporation and as an agency of the United States Government set forth in Schedule E, are incorporated herein by reference to the extent required by Applicable Law. Except for those clauses set forth in Part I of Schedule D, or as otherwise provided in Section 8.2, such additional clauses and provisions shall apply to this Contract only during the period prior to privatization of USEC as contemplated by the AEA, and shall not apply to this Contract thereafter.

                  (b) Excluded Costs. Without limiting the other provisions of this Contract, expenses or expenditures incurred by Operator with respect to items, services or matters described in Schedule F shall be paid by USEC, during the period prior to privat-ization of USEC as contemplated by the AEA, only to the extent specified in Schedule F. After such privatization, the provisions of Sections 6.2(e) and 8.1(b) and of Schedule F shall not apply to this Contract except as provided in
Section 8.2; provided, that nothing in this Section 8.1(b) shall be deemed to require USEC to pay any expense or expenditure incurred by Operator which is not reasonable and necessary to perform the Services, which otherwise is not an Allowable Cost under Article VI, or which otherwise does not comply with the provisions of this Contract.

                  (c) References in the Additional Contract clauses to Contract shall be deemed to refer to Operator, and references to Contracting Officer shall be deemed to refer to USEC's Contract Representative, and references to the Government or the U.S. Government shall be deemed to include USEC, unless the context indicates other wise.

         Section 8.2 Post-Privatization.

                  (a) Survival of Certain Clauses. The additional clauses set forth in Part I of Schedule D shall continue to apply to this Contract after the privatization of USEC as contemplated by the AEA.

                  (b) Work Orders. The restrictions of Section 8.1(b) and any of the additional clauses or provisions set forth in Part II or Part III of Schedule D or in Schedule E, or that USEC otherwise is required under Applicable Law to incorporate into this Contract after privatization of USEC as contemplated by the AEA as a result of any contract or agreement (including the Plant Contracts) that USEC may enter into or may have entered into with an agency or department of the United States Government, shall apply to this Contract or to particular tasks performed under this Contract after privatization to the extent provided in any Work Order.

         Section 8.3 Adjustments. To the extent any change in the applicability of the additional clauses or provisions set forth or incorporated in this
Article VIII materially varies the obligations or risks of either Party, requires expenditures not included in the Annual Budget, or obviates the need for expenditures included in the Annual Budget, such change in applicability shall permit either Party to proceed as provided in Section 4.6.

         Section 8.4 Force and Effect. The clauses and provisions incorporated into this Contract pursuant to this Article VIII shall have the same force and effect as if set forth in full text herein to the extent required by Applicable Law and, to the extent in conflict or inconsistent with the Articles and Sections of this Contract, shall take precedence over such Articles and Sections to the extent required by Applicable Law. Upon request, USEC will provide to Operator the full text of such clauses and provisions. Except for the clauses and provisions incorporated into this Contract pursuant to this Article VIII, the Federal Acquisition Regulations at 48 C.F.R. Chap. 1 do not apply to this Contract.


                                   ARTICLE IX
                          SUBCONTRACTS; WORK FOR OTHERS

         Section 9.1 Delegation to Subcontractors. Operator may not delegate any of its duties hereunder to any subcontractor without the prior consent of USEC; provided, that no such prior consent shall be required if such subcontracting to such subcontractor already has been approved in the Annual Operating Plan or the Annual Budget or pursuant to the procurement controls described in Section 6.8.

         Section 9.2 Affiliate Transactions. Operator shall not procure or enter into any contract to procure any equipment, supplies or services for the GDPs or to perform any of the other Services (other than services for or in connection with employee benefits, payroll, insurance and other services related to employee wages, benefits and development or services included in Operator's general overhead or home office expenses in the Annual Budget) with a value in excess of $50,000 or with an aggregate value in any Fiscal Year in excess of $150,000 from any of its or Guarantor's affiliates, without the prior written approval of USEC in its sole discretion.

         Section 9.3 No Relief from Liability. Any standard of performance, care or liability set forth in this Contract with respect to the performance of the Services or any other obligation of Operator hereunder also shall apply to Operator's agents, subcontractors, and representatives. Subject to Article XIX, Operator shall remain fully liable for the acts and omissions of its agents, subcontractors and representatives, and no subcontract or other delegation of Operator's duties shall relieve Operator of any of its duties, obligations or liabilities hereunder.

         Section 9.4 Work for Others. Operator shall do no work and shall provide no services for any person or entity (including DOE and any affiliate of Operator or Guarantor) other than USEC except with the prior consent of USEC.

         Section 9.5 Additional Clauses. Operator shall incorporate the additional contract clauses, provisions of law and restrictions described in
Article VIII in its subcontracts to the extent required by Applicable Law or as otherwise directed by USEC.

                                    ARTICLE X
                               OPERATOR'S REPORTS

         Section 10.1 Monthly Report. Operator shall prepare and submit a report of Operator's activities in the performance of the Services and otherwise under this Contract during the prior month no later than fifteen (15) days after the end of such month in form and format as may be requested by USEC. The report shall describe in such detail as may be requested by USEC and in accordance with GAAP the expenditures incurred by Operator in performing the Services (and shall set forth in comparative form such amounts and the corresponding amounts set forth in the Annual Budget), regulatory matters, notices of violation, or other unusual or otherwise significant incidents, and such other information as USEC may direct.

         Section 10.2 Annual Report. Operator shall prepare and submit a report of Operator's activities in the performance of the Services and otherwise under this Contract during the prior Fiscal Year no later than forty five (45) days after the end of such Fiscal Year in form and format as may be requested by USEC. The report shall describe such matters in such detail as may be requested by USEC.


                                   ARTICLE XI
                                 CONFIDENTIALITY

         Section 11.1 Restricted Proprietary Information. The Records and any other written, oral or electronic information that Operator acquires, generates, or otherwise gains access to in connection with the Services or the performance of Operator's obligations hereunder, as well as any analyses, findings, reports, or conclusions (draft or final, written, oral or electronic) that Operator acquires, generates, or otherwise gains access to in connection with or related to the Services or the performance of Operator's obligations hereunder (collectively, "Restricted Proprietary Information"), shall be kept confidential by Operator (whether or not such information is subject to security controls as set forth in Article XIV or is marked as "confidential", "restricted" or "proprietary" information) and shall not be:

                  (a) used by Operator for any purpose other than for the purpose of performing the Services;

                  (b) disclosed by Operator to any employee of Operator, unless
(i) disclosure is necessary to perform the Services, and (ii) disclosure is limited to only the specific information that is necessary to perform the Services; and

                  (c) disclosed by Operator to any third party (including any subcontractor, parent, affiliate, agent or representative of Operator or Guarantor) except to the extent that (i) disclosure is necessary to perform the Services, (ii) disclosure is limited to only the specific information that is necessary to perform the Services, (iii) prior to such disclosure Operator obtains from such third party a written agreement to abide by the terms and conditions of this Article in the same manner and to the same extent that Operator is bound hereunder, (iv) provides USEC with a copy of such written agreement, and (v) receives written consent to such disclosure from USEC.

         Section 11.2 Generally Available Information. Restricted Proprietary Information shall not include information that: (a) was or becomes generally available to the public other than as a result of a disclosure by Operator; or
(b) is hereafter received by Operator from a third party that has the right to disclose such information. Operator shall bear the burden of proof of establishing that any information that it acquires or otherwise gains access to during performance of the Services is not Restricted Proprietary Information.

         Section 11.3 USEC Ownership. Subject to the provisions of Article XII, all Restricted Proprietary Information and all documents, data or information derived from or which contain, in whole or in part, any Restricted Proprietary Information shall be treated as the property of USEC.

         Section 11.4 Destruction or Relinquishment of Restricted Proprietary Information. Unless otherwise instructed by USEC in writing, Operator, within thirty (30) days of the expiration or termination of this Contract and the performance of the Services to be provided hereunder, shall turn over to USEC all written or electronically recorded Restricted Proprietary Information or, to the extent approved in advance in writing by USEC, destroy such Restricted Proprietary Information and provide USEC with written confirmation of such destruction.

         Section 11.5 Required Disclosure. If Operator receives from a Governmental Authority a lawful order, request, subpoena or similar legal inquiry, or otherwise is required by Applicable Law, to disclose Restricted Proprietary Information, Operator may disclose Restricted Proprietary Information to the extent required by such order, request, subpoena or inquiry or by Applicable Law; provided, however, that Operator shall immediately notify USEC and, if USEC determines that such information, or any portion thereof, should not be disclosed, Operator shall cooperate with USEC to seek relief from the requested disclosure or to secure confidential treatment and minimization of any such information that ultimately must be disclosed to such Governmental Authority. Nothing in this Article XI shall be construed to restrict: (a) any disclosure of Restricted Proprietary Information required pursuant to Section 13.4; (b) any Person from engaging in any activity protected under Section 211; or (c) compliance with Section 211 or with Section 206 of the Energy Reorganization Act of 1979.

         Section 11.6 Public Statements. Subject to Applicable Law, neither Party shall issue any press release or make any public statement regarding this Contract or performance of the Services under this Contract without the written approval of the other Party.

         Section 11.7 Security. The provisions of this Article XI are subject in all cases to the requirements of Article XIV.

         Section 11.8 Marking. Operator shall develop and follow procedures reasonably acceptable to USEC for identifying and marking all Restricted Proprietary Information as "Restricted Proprietary Information".

         Section 11.9 Proprietary Information of Third Parties. Without limiting the provisions of Article XII, in the event it becomes necessary for Operator to receive proprietary information of third parties, Operator and USEC shall enter into such confidentiality and use agreements with such third party, not inconsistent with this Article XI, in such form and upon such terms and conditions as may be approved by USEC.

                                   ARTICLE XII
                          INTELLECTUAL PROPERTY RIGHTS

         Section 12.1 Ownership. All the rights, title and interest to all Intellectual Property created, conceived, produced or first actually reduced to practice in the performance of the Services or of Operator's other obligations under this Contract by Operator or any of its subcontractors, including all Subject Inventions, shall be assigned by Operator or its subcontractor, as applicable, to USEC. Operator shall have no rights to such Intellectual Property, except that USEC shall grant Operator the right to use the Intellectual Property in the performance of the Services and of Operator's other obligations under this Contract.

         Section 12.2 Copyright, Mask Works. Operator agrees, if so directed by USEC, to register with the United States Copyright Office a claim to copyright in any work, or claim for protection of a mask work, that is first produced in the performance of the Services or of Operator's other obligations under this Contract and to assign (or obtain the assignment of) such copyright to USEC or its designated assignee in writing.

         Section 12.3 Patents. Operator agrees: (i) to assign (or to obtain the assignment of) in writing to USEC the entire right, title, and interest throughout the world in and to each Subject Invention; (ii) promptly to report each Subject Invention in writing to USEC; (iii) from time to time, upon the request of USEC, to sign (or to cause its employees or subcontractor's employees to sign) any documents necessary or desirable for the filing or prosecution of one or more patent applications with respect to any Subject Invention; and (iv) to keep complete and accurate records of all Subject Inventions, which records shall be deemed to be Records and shall be the property of USEC.

         Section 12.4 License. Operator grants USEC, and others acting on its behalf, a paid-up, nonexclusive, irrevocable worldwide license to use, reproduce, practice, prepare derivative works, distribute copies to the public, and perform publicly and display publicly by or on behalf of USEC, in connection with the ownership, lease, operation or maintenance of the GDPs or of other facilities employing AVLIS, all Intellectual Property developed outside the performance of the Services and Operator's other obligations under this Contract which Operator or any of its subcontractors: (i) incorporates into the Services, AVLIS, or the GDPs, or (ii) uses in the performance of the Services or of Operator's other obligations under this Contract; provided, however, that in the event Operator believes it is unable to provide such a license without undue expense, Operator shall promptly notify USEC of the reasons therefor in order to allow USEC to determine an equitable alternative. At USEC's request, Operator, to the extent able, shall enter into a separate licensing agreement granting USEC, and others acting on its behalf, a similar license at reasonable royalty rates in connection with other USEC activities throughout the world.

         Section 12.5 Prior Claims. Operator hereby releases and waives any claim to, or option or right to obtain rights in, any Intellectual Property pursuant to the Original Contract, except to the extent such Intellectual Property is listed on Schedule L. Additionally, Operator may submit within ninety (90) days of the Effective Date to USEC additional items of Intellectual Property it believes to be owned by Operator, discovered as a result of a subsequent audit by Operator of its files, for inclusion on Schedule J. Such submission shall be subject to USEC's determination as to whether inclusion of such items on Schedule L is appropriate.


                                  ARTICLE XIII
                  COMPLIANCE WITH NUCLEAR SAFETY AND SAFEGUARDS
                            AND SECURITY REQUIREMENTS

         Section 13.1 Nuclear Safety Requirements. Without limiting the provisions of Section 2.1 or the other provisions of this Article XIII, Operator shall operate and maintain the GDPs and perform the other Services in accordance with all applicable nuclear safety and safeguards and security requirements, including OSHA requirements, the Regulatory Oversight Agreement, 10 CFR Part 76 and other applicable NRC regulations, the NRC Certificate, DOE access authorization programs (as described in the NRC/DOE Joint Statement of Understanding -- 59 Fed. Reg. 4729 (February 1, 1994)), fitness for duty requirements, restrictions on foreign ownership, control and influence applicable to USEC or its contractors under the AEA, applicable safeguards requirements of the International Atomic Energy Agency, and Sections 206 and 211 of the Energy Reorganization Act of 1974 (collectively, the "Nuclear Safety Requirements").

         Section 13.2 USEC Authority. At its discretion, USEC may require Operator to take any specific action, including, but not limited to, placing all or any portion of one or both GDPs or any other facility where Services are performed in a safe condition, in order to achieve or maintain compliance with all Nuclear Safety Requirements. Operator shall promptly take all actions necessary to achieve or maintain such compliance, in accordance with USEC's policies and directions.

         Section 13.3 Amendments or Additions. If any of the Nuclear Safety Requirements described in Section 13.1 are amended, or if any new such requirements are imposed on USEC, Operator promptly shall recommend to USEC appropriate measures to achieve and maintain compliance with such requirements. Such recommendations shall be provided to USEC as directed by USEC or as provided in such new or revised requirement, but in any case no later than thirty (30) days after the Operator receives notice of such requirements from USEC. Operator promptly shall take all necessary action, in accordance with USEC's policies and directions, to achieve and maintain compliance with any such amended or new requirements. Nothing in this subsection shall affect USEC's authority to require the Operator to take any specific action, pursuant to
Section 13.2 above, in order to achieve or to maintain compliance with the Nuclear Safety Requirements.

         Section 13.4 Reporting Requirements. Operator promptly shall notify USEC of potentially reportable events or potentially significant conditions in such manner that USEC may timely comply with all applicable reporting requirements under Applicable Law and in accordance with the Plant Procedures; provided, that Operator also shall report such events or conditions directly to the applicable Governmental Authority as required by the Plant Procedures or Applicable Law.

         Section 13.5 Employee Protection Requirements.

                  (a) Applicability. Operator shall comply with the requirements of Section 211 of the Energy Reorganization Act of 1974, 42 U.S.C. Section 5851 ("Section 211") and the other procedures and requirements set forth in this Article related to Section 211.

                  (b) Notice; Compliance Policy; Training. Operator shall post appropriate notices, develop a compliance policy, and provide training to management and supervisory personnel assigned to this Contract regarding their obligations under the employee protection provisions of Section 211. At its discretion, USEC may review, approve, reject or modify Operator's compliance policy and training program.

         Section 13.6 Emergencies. Consistent with the emergency procedures set forth in Applicable Law and the Plant Procedures, each Party shall take such action as may be necessary to respond to emergencies or to protect life, human health, property or the environment from imminent harm, and shall notify the other Party as soon as possible of such situation and the actions taken. Such action shall be at USEC's expense except to the extent Operator is obligated to indemnify and hold harmless USEC pursuant to Article XXII or except to the extent the Parties are entitled to indemnification from DOE or the NRC pursuant to Article XVIII or Section 22.6(b).


                                   ARTICLE XIV
                              SECURITY REQUIREMENTS

         Section 14.1 Duty to Safeguard. Operator, in accordance with all Applicable Law, Plant Contracts and the Plant Procedures: (i) shall safeguard all Classified Information, Special Nuclear Material, and other property at the GDP sites and (ii) protect against sabotage, espionage (including industrial espionage), loss and theft, the Classified Information and other classified material in Operator's possession in connection with the performance of Services under this Contract. Operator shall return any Classified Information or other classified material in its possession (or the possession of any person within its control) to USEC upon expiration or termination of this Contract. If retention of any classified material by Operator is required, Operator will complete a certificate of possession to be furnished to USEC specifying the classified matter to be retained, identifying the items and types or categories of retained matter, the conditions governing the retention of the matter, and the period of retention, if known. If the retention is approved by USEC, the provisions of this Contract will continue to apply to the material retained. Special Nuclear Material will not be retained after the completion or termination of this Contract.

         Section 14.2 Security Clearance of Personnel. The Parties recognize that DOE determines security classifications and issues security clearances. Without limiting the provisions of Section 14.1, Operator shall follow the rules and procedures of DOE and other responsible Governmental Authorities regarding access to Classified Information, security clearances and other security matters. Operator shall not permit any individual to have access to any Classified Information, except in accordance with those provisions of Applicable Law and the Plant Procedures applicable to the particular level and category of Classified Information to which access is required.

         Section 14.3 Security Classifications. In the performance of the work under this Contract, Operator shall ensure that an Authorized Classifier shall assign classifications to all documents, material, and equipment originated or generated under this Contract in accordance with Applicable Law and the Plant Procedures.

                                   ARTICLE XV
                            BOOKS AND RECORDS; AUDIT

         Section 15.1 Books and Records. Operator shall maintain in accordance with GAAP a complete set of books and records and other supporting documents and accounting procedures and practices ("Records"), sufficient to reflect properly all costs (including Allow able Costs) claimed to have been incurred or anticipated to be incurred, revenues or other applicable credits, fixed-fee accruals, and the receipt, use, and disposition of all USEC property and funds coming into the possession of Operator in connection with performance of the Services under this Contract. Except as provided in Sections 15.4 or 15.5, all Records shall be the property of USEC, and shall be delivered to USEC (i) from time to time upon request, and (ii) upon expiration or termination of this Contract. All Records shall be deemed to be Restricted Proprietary Information.

         Section 15.2 Accounting Support. Operator agrees to conduct such internal audits, examinations and reconciliations of the Records, operations, inventory, expenses and other transactions as USEC may direct from time to time, and to provide the results of such investigations at the time reasonably directed by USEC, but no later than forty-five (45) days after such examination was requested by USEC.

         Section 15.3 USEC Inspection and Audits. USEC, or its duly authorized representatives, shall have access at reasonable times to inspect, copy and audit all pertinent Records, either during the term of or after termination or expiration of this Contract. Operator shall provide USEC proper facilities and make available its personnel at reasonable times for such inspection, copying and audits.

         Section 15.4 Operator's Records. Operator's Records shall not be the property of USEC and shall not be included in the Records; provided, that USEC shall have access to Operator's Records at reasonable times to inspect and audit such records to the extent such records relate to Claims that are subject to reimbursement or indemnification by USEC pursuant to Article XXII or to indemnification by DOE pursuant to Section 22.3 or by DOE or the NRC pursuant to
Article XVIII.

         Section 15.5 Employee Records. Operator shall maintain its personnel files, medical files, and other employee records on behalf of USEC or DOE, as applicable, in accordance with the Privacy Act and other Applicable Laws. USEC shall have such access to such employee records as may be consistent with the Privacy Act and other Applicable Laws. Such employee records acquired or accumulated under this Contract or in the course of Operator's operations at the GDPs prior to the Effective Date shall be transferred to Operator by USEC or by Operator to USEC, to the extent permitted by Applicable Law, as USEC may direct from time to time; provided, that if Operator at any time shall own or shall have custody of such employee records, USEC shall continue to have access to such employee records as provided in Section 15.3 and this Section 15.5.

                                   ARTICLE XVI
                    OPERATOR'S REPRESENTATIONS AND WARRANTIES

         Operator hereby represents and warrants to USEC as follows:

         Section 16.1 Power and Authority. Operator has all corporate power and authority required to execute, deliver and perform this Contract.

         Section 16.2 Due Authorization. The execution, delivery and performance of the Contract by Operator and the person signing this Contract on behalf of Operator have been duly authorized by all necessary corporate action.

         Section 16.3 Enforceability. This Contract constitutes a legal, valid and binding agreement of Operator, enforceable against Operator in accordance with its terms, except as limited by bankruptcy, insolvency, receivership or other similar laws affecting or relating to the rights of creditors generally.

         Section 16.4 Permits. Except as listed on Schedule N, no Permits are required to be obtained by Operator for the performance of the Services or Operator's other obligations hereunder. Each of the Permits on Schedule N has been duly obtained, validly issued, is in full force and effect and is not subject to appeal or judicial, governmental or other review, except as disclosed on such Schedule. Operator shall maintain and comply with all Permits and will from time to time obtain such additional Permits as are necessary or desirable in connection with the provision of the Services and the performance of Operator's other obligations hereunder.

         Section 16.5 Compliance with Applicable Law. Operator's performance of the Services and of its other obligations under this Contract shall be in compliance with Applicable Law.

         Section 16.6 Expertise. Operator has sufficient expertise, staff and other resources to carry out its duties hereunder in a prompt, efficient and diligent manner.

         Section 16.7 Representations and Certificates. The representations and certificates submitted by Operator to USEC pursuant to the FAR clauses set forth on Part III of Schedule D have been duly authorized, made and executed and are true, correct and complete as if made herein and as of the date hereof.

         Section 16.8 No Proceedings. Except as set forth on Schedule K or as provided in Section 22.4, there is no Claim pending or, to Operator's knowledge, threatened or anticipated related to or affecting the GDPs or the lease, operation or maintenance thereof or for which Operator may be entitled to seek indemnification or reimbursement pursuant to this Contract or to the Original Contract.


                                  ARTICLE XVII
                              TERM AND TERMINATION

         Section 17.1 Term.

                  (a) Initial Term. This Contract shall be effective as of the Effective Date and, unless earlier terminated or extended under the provisions hereof, shall terminate on the date which is the third anniversary of the Effective Date (the "Expiration Date").

                  (b) Option to Renew. USEC, at its option, may renew this Contract for one additional two (2) year term by giving at least six (6) months' notice prior to the Expiration Date.

         Section 17.2 Termination for USEC's Convenience.

                  (a) Termination. USEC for its convenience may terminate this Contract, in whole or in part, at any time upon six (6) months prior notice to Operator specifying the part of the Services to be terminated, the effective date of termination, and the Termination Activities (as defined in Section 17.5) that Operator shall perform. Upon the effective date of such termination, and subject to Section 17.5, Operator shall stop performance of the terminated Services.

                  (b) Payment of Fees and Allowable Costs. Upon termination of all or part of this Contract under Section 17.2(a) and upon Operator's completion of all required Termination Activities, Operator shall be entitled to payment for: (i) Operator's annual base fee, pro-rated as of the effective date of termination which was not previously paid by USEC and which conforms to the requirements of this Contract, which amount shall be adjusted up or down, as appropriate, to pro-rate any annual base fee or three-year incentive fee pursuant to Article VI; and (ii) Allowable Costs incurred prior to such effective date which were not previously paid by USEC or which were incurred in connection with Operator's performance of the required Termination Activities.

         Section 17.3 Termination for Default.

                  (a) Termination. If Operator is in Default (as defined herein) and fails to cure such Default within ten (10) days (unless extended by USEC) after receiving notice from USEC specifying the Default, USEC may terminate this Contract, in whole or in part, by notice specifying the effective date of Termination, and the Termination Activities that Operator shall perform or may exercise any other remedy which may be available to it under Applicable Law. For purposes of this Contract, events constituting "Default" include: (i) Operator is adjudged bankrupt or insolvent; (ii) Operator makes a general assignment for the benefit of its creditors; (iii) a trustee or receiver is appointed for Operator or any of its property; (iv) Operator files a 30-day cure petition to take advantage of any debtor's act, or to reorganize under the bankruptcy or similar laws; (v) Operator fails to make prompt payments to subcontractors or vendors for labor, materials or equipment; (vi) Guarantor shall breach any of its obligations under the Guaranty; (vii) Operator breaches any of its obligations under Articles XI, XII, XIV, XX, or XXI; or (viii) except to the extent caused by a Force Majeure Event, Operator breaches any of its other obligations under this Contract and such breach has or reasonably could be expected to have a Material Adverse Effect; provided, that a Force Majeure Event shall not excuse a breach by Operator pursuant to Section 17.3(a) (viii) unless Operator shall give notice to USEC promptly after becoming aware of such Force Majeure Event giving details of the circumstances constituting the Force Majeure Event and the likely duration thereof, if reasonably known, and shall keep USEC informed of any changes in such circumstances, including when such Force Majeure Event ends, and then only to the extent that the ability of Operator to perform the Services or any of its other obligations hereunder is materially and adversely affected by such Force Majeure Event; and provided, further, that to the extent reasonably possible Operator shall not terminate or suspend its performance of the Services or its other obligations hereunder as a result of such Force Majeure Event, but shall use all reasonable efforts to continue to perform the Services and its other obligations hereunder, to remedy the circumstances constituting the Force Majeure Event and to mitigate the adverse effects of such Force Majeure Event. To the extent Operator continues such performance, either Party, as appropriate, may seek an adjustment as provided under Section 4.6.

                  (b) Consequences of Termination. Upon termination of all or part of this Contract for Default under Section 17.3(a), USEC at its option may take one or more of the following actions: (i) direct Operator to perform Termination Activities; (ii) immediately upon termination or after completion of the Termination Activities assume responsibility for operation and maintenance of the GDPs and performance of the Services and take title to and possession of all work, materials, equipment and all Records and other recorded information (regardless of form) relating to the terminated Services; (iii) enter into a contract with a replacement operator; (iv) direct Operator to terminate all subcontracts and purchase orders related to the terminated Services; (v) succeed or have a replacement operator succeed automatically, without the necessity of any further action by Operator, to the interests of Operator in any or all subcontracts and purchase orders entered into by Operator relating to the performance of the terminated Services; or (vi) exercise any other right or remedy available under Applicable Law; provided, that in the case of

(v) above, USEC or any replacement operator shall only be required to compensate such subcontractors or vendors for amounts becoming due and payable to such parties under the terms of such subcontracts and purchase orders with Operator from and after the date USEC elects to succeed (or to have a replacement Operator succeed) to the interests of Operator in such subcontracts and purchase orders; and provided, further, that all amounts claimed by such subcontractors and vendors to be due and owing for terminated Services performed prior to the date USEC elects to succeed (or to have a replacement Operator succeed) to the interests of Operator in such subcontracts and purchase orders shall constitute the obligations of Operator to the affected subcontractors and vendors, and USEC shall not be liable for such amounts, subject to the limitation set forth in
Section 19.2.

                  (c) USEC's Option to Complete Performance of Services. USEC may, without any prejudice to any other right or remedy it may have, at its option, upon the termination of all or part of this Contract for Default under
Section 17.3(a), complete the performance of the terminated Services or re-perform all or part of such terminated Services previously performed by Operator by whatever method USEC shall determine. In such case Operator shall pay USEC for: (i) its reasonable costs incurred in negotiating and executing a contract for the terminated Services substantially similar to this Contract with a replacement contractor; (ii) any costs (including profit) associated with the re-performance of the terminated Services previously performed by Operator; and
(iii) any costs (including profit) associated with the performance of such contract with a replacement contractor that exceed the amounts that would have been payable to Operator under this Contract to perform the terminated Services absent Operator's Default. In making the determinations contemplated in the first sentence of this Section 17.3(c), USEC will attempt to take such action as USEC, in its sole discretion, believes likely to mitigate Operator's costs pursuant to this Section 17.3(c) without resulting in (x) any provision of services to USEC at levels or standards which are less than the levels or standards for such services as set forth in this Contract or (y) a Material Adverse Effect.

                  (d) Termination Payment. Upon termination of all or part of this Contract for Default pursuant to Section 17.3(a) and upon Operator's completion of all required Termination Activities, Operator shall be entitled to payment of the amounts set forth in Section 17.3(b); provided, that in the event USEC elects to complete or to have a replacement Operator complete the performance of all or part of the terminated Services or re-perform all or part of the Services previously performed by Operator under Section 17.3(c), USEC may elect to delay the payment of any amount due Operator under this Section until USEC or a replacement Operator completes or re-performs such terminated Services; and provided, further, that USEC may deduct USEC's damages from such amount due Operator, including the amount Operator owes USEC pursuant to Section 17.3(c).

                  (e) Deemed Termination for Convenience. If, after termination of Operator for Default pursuant to Section 17.3(a), it is determined that Operator was not in Default, such termination shall be deemed a termination for the convenience of USEC pursuant to Section 17.2(a) and the notice of default sent by USEC pursuant to Section 17.3(a) shall be deemed a notice of termination for the convenience of USEC pursuant to Section 17.2(a).

         Section 17.4 Liability. Payment of the amounts set forth in Sections 17.2(b) and 17.3(b) shall be the exclusive liability of USEC, and the exclusive remedy of Operator, with respect to termination of this Contract pursuant to such Sections or to Section 17.3(e). USEC shall have no liability to Operator in the event of any termination of Operator under this Article for any other termination payment or for any other special, actual, incidental, consequential or other damages, costs or expenses notwithstanding the actual amount of damages that Operator may have sustained as a result of termination of this Contract under this Article.

         Section 17.5 Termination Activities. Upon the expiration or termination for convenience or Default of all or part of this Contract, Operator shall continue to perform in accordance with the terms of this Contract any part of the Services that are not terminated, and shall perform any or all of the following activities ("Termination Activities") to the extent directed by USEC:

                  (a) Property of USEC. Operator shall leave in place all existing feed stock, enriched nuclear material, tails, spare parts, supplies, oil, grease, chemicals, materials, tools, special tools, improvements, equipment, operating and maintenance procedures and manuals, and all other items: (i) provided under the Contract or located at the GDPs or LLNL on the Effective Date; (ii) purchased by USEC or at USEC's expense; or (iii) obtained by Operator and paid for by USEC during the term of this Contract. All such items shall remain the property of USEC.

                  (b) Condition of Facility. Operator will place the GDPs and other facilities where Services are being performed and all related equipment and components in a safe condition, as directed by USEC.

                  (c) USEC Option to Extend Contract; Subsequent Operator Training. USEC, at its option, may extend for a period of up to three (3) months after the expiration or termination of this Contract the obligation of Operator to perform the Services under this Contract. For a reasonable period not to be less than three (3) months prior to the expiration or termination of this Contract, and for the period of such optional extension, Operator will train the personnel of the subsequent or replacement operator designated by USEC as part of the Services. The costs of such training shall be included in the Annual Budget and shall be conducted by Operator's regular personnel. In the event that Operator's training of the personnel of such subsequent or replacement operator should extend beyond the term of this Contract, Operator shall receive as compensation therefor in addition to its direct costs included in the Annual Budget, a reasonable fee to be mutually agreed by USEC and Operator.

                  (d) Turnover of Facility. Operator shall perform any or all of the following: (i) terminate or assign to USEC or a subsequent or replacement operator all of Operator's rights, title and interests in subcontracts and purchase orders relating to the terminated Services; (ii) transfer title to and possession of all work, materials, equipment and all recorded information (regardless of form) relating to the terminated Services; (iii) to the extent permitted by Applicable Law and the terms of each Permit, transfer to USEC or the subsequent or replacement operator all Permits required to be obtained or maintained by Operator, including Operator's rights, if any, under the joint Permits described in Section 4.10; (iv) take actions necessary to protect and preserve the property related to the terminated Services; and (v) take actions necessary to facilitate the ability of USEC or a subsequent or replacement con tractor to complete the performance of the terminated Services.

                  (e) Transfer of Employees and Pensions. Operator shall release its employees for transfer to the employ of a subsequent or replacement operator and, to the extent permitted by Applicable Law, shall transfer its unexpired collective bargaining agreements to such subsequent or replacement operator and shall cause the plan sponsor or other fiduciary of the pension plan covering its employees to arrange for the transfer of all plan assets and liabilities relating to accrued pension benefits of such plan's participants and beneficiaries from such plan to a pension plan sponsored by the subsequent or replacement operator or a joint labor-management plan, as the case may be; provided, that nothing in this Section 17.5(e) shall be deemed to preclude Operator from offering employment to and hiring up to twelve (12) such employees (but no more than four (4) employees from any one of the two GDPs or Operator's corporate headquarters), as each such employee may choose, within three (3) months of such expiration or termination; provided, further, that Operator shall not offer employment to or hire more than such number of such employees, or offer employment to or hire any such employees, after such three (3)-month period and prior to the date two (2) years after such expiration or termination without the prior consent of USEC, not to be withheld unreasonably.

                  (f) Transfer of Employee Records. Operator shall transfer to USEC or to a subsequent or replacement operator, to the extent permitted by Applicable Law, copies of Operator's employee records acquired or accumulated under this Contract or in the course of Operator's operations at the GDPs prior to the Effective Date and, as applicable, shall use all reasonable efforts to obtain any necessary consents or releases of such employees required for USEC or such subsequent or replacement operator to receive copies relating to such employees.

         Section 17.6 Survival. The provisions of Articles VI (other than Sections 6.1, 6.2(a), 6.3, 6.6(a) and (c)), VIII, XI, XII, XIII, XIV, XV, XVIII, XIX and XXII and Sections 17.2(b), 17.3(b, c and d), 17.4, 17.5, 17.6, 23.1,
23.2, 23.3, 23.10, 23.12, and 23.13 shall survive the expiration or termination of this Contract. Except for Articles XI, XII, XIV, XVIII, XIX, XXII and Sections 13.1, 17.6, 23.1, 23.2, 23.3, 23.10, 23.12 and 23.13, all such surviving provisions shall terminate three (3) years after the expiration or termination of this Contract.


                                  ARTICLE XVIII
                         PRICE-ANDERSON INDEMNIFICATION

         Section 18.1 Authority. This Article XVIII is incorporated into this Contract pursuant to the authority contained in subsection 170d. of the AEA and pursuant to Section 10.1(i) of the Lease Agreement.

         Section 18.2 Definitions. The definitions set out in the AEA shall apply to this Article XVIII.

         Section 18.3 Financial Protection. Except as hereafter permitted or required in writing by DOE, Operator will not be required to provide or maintain, and will not provide or maintain at USEC expense, any form of financial protection to cover public liability, as described in Section 18.4(b) below. USEC may, however, at any time require in writing that Operator provide and maintain financial protection of such a type and in such amount as USEC shall determine to be appropriate to cover such public liability, provided that the costs of such financial protection are reimbursed to Operator by USEC.

         Section 18.4 Indemnification.

                  (a) DOE Indemnification. To the extent that Operator and other persons indemnified are not compensated by any financial protection permitted or required by DOE, DOE will indemnify Operator and other persons indemnified against (i) claims for public liability as described in Section 18.4(b); and
(ii) such legal costs of the Operator and other persons indemnified as are approved by DOE, provided that DOE's liability, including such legal costs, shall not exceed the amount set forth in section 170e.(1)(B) of the AEA in the aggregate for each nuclear incident or precautionary evacuation occurring within the United States or $100 million in the aggregate for each nuclear incident occurring outside the United States, irrespective of the number of persons indemnified in connection with this Contract.

                  (b) Public Liability. The public liability referred to in
Section 18.4(a) is public liability as defined in the AEA which (i) arises out of or in connection with the activities under the

Lease Agreement, including transportation; and (ii) arises out of or results from a nuclear incident or precautionary evacuation, as those terms are defined in the AEA.

         Section 18.5 Waiver of Defenses.

                  (a) Nuclear Incident. In the event of a nuclear incident, as defined in the AEA, arising out of nuclear waste activities, as defined in the AEA, Operator, on behalf of itself and other persons indemnified, agrees to waive any issue or defense as to charitable or governmental immunity.

                  (b) Extraordinary Nuclear Occurrence. In the event of an extraordinary nuclear occurrence which:

                  (i) Arises out of, results from, or occurs in the course of the construction, possession, or operation of a production or utilization facility; or

                  (ii) Arises out of, results from, or occurs in the course of transportation of source material, by-product material, or special nuclear material to or from a production or utilization facility; or

                  (iii) Arises out of or results from the possession, operation, or use by the Operator or a subcontractor of a device utilizing special nuclear material or by-product material, during the course of the Services; or

                  (iv) Arises out of, results from, or occurs in the course of nuclear waste activities, the Operator, on behalf of itself and other persons indemnified, agrees to waive:

                           (A) Any issue or defense as to the conduct of the
claimant (including the conduct of persons through whom the claimant derives its cause of action) or fault of persons indemnified, including, but not limited to:

                  1.   Negligence;
                  2.   Contributory negligence;
                  3.   Assumption of risk; or
                  4. Unforeseeable intervening causes, whether involving the conduct of a third person or an act of God;

                           (B) Any issue or defense as to charitable or
governmental immunity; and

                           (C) Any issue or defense based on any statute of
limitations, if suit is instituted within 3 years from the date on which the claimant first knew, or reasonably could have known, of his injury or change and the cause thereof. The waiver of any such issue or defense shall be effective regardless of whether such issue or defense may otherwise be deemed jurisdictional or relating to an element in the cause of action. The waiver shall be judicially enforceable in accordance with its terms by the claimant against the person indemnified.

                  (v) The term extraordinary nuclear occurrence means an event which DOE has determined to be an extraordinary nuclear occurrence as defined in the AEA. A determination of whether or not there has been an extraordinary nuclear occurrence will be made in accordance with the procedures in 10 C.F.R.
part 840.

                  (vi) For the purpose of that determination, "offsite" as that term is used in 10 CFR part 840 means away from "the contract location" which phrase means any DOE facility, installation, or site at which contractual activity under this Contract is being carried on, and any Operator-owned or controlled or USEC-owned or controlled facility, installation, or site at which the Operator is engaged in the performance of activity under the Lease Agreement.

                  (c) Effectiveness. The waivers set forth above:

                  (i) Shall be effective regardless of whether such issue or defense may otherwise be deemed jurisdictional or relating to an element in the cause of action;

                  (ii) Shall be judicially enforceable in accordance with its terms by the claimant against the person indemnified;

                  (iii) Shall not preclude a defense based upon a failure to take reasonable steps to mitigate damages:

                  (iv) Shall not apply to injury or damage to a claim ant or to a claimant's property which is intentionally sustained by the claimant or which results from a nuclear incident intentionally and wrongfully caused by the claimant;

                  (v) Shall not apply to injury to a claimant who is employed at the site of and in connection with the activity where the extraordinary nuclear occurrence takes place, if benefits therefor are either payable or required to be provided under any workmen's compensation or occupational disease law;

                  (vi) Shall not apply to any claim resulting from a nuclear incident occurring outside the United States;

                  (vii) Shall be effective only with respect to those obligations set forth in this clause and in insurance policies, con tracts or other proof of financial protection; and

                  (viii) Shall not apply to, or prejudice the prosecution or defense of, any claim or portion of claim which is not within the protection afforded under (A) the limit of liability provisions under subsection 170e. of the AEA, and (B) the terms of this agree-ment and the terms of insurance policies, contracts, or other proof of financial protection.

         Section 18.6 Notification and Litigation of Claims. Operator shall give immediate written notice to USEC and DOE of any known action or claim filed or made against the Operator or other person indemnified for public liability as defined in Section 18.4(b). Except as otherwise directed by DOE, the Operator shall furnish promptly to USEC and DOE copies of all pertinent papers received by the Operator or filed with respect to such actions or claims. DOE shall have the right to, and may collaborate with, Operator and any other person indemnified in the settlement or defense of any action or claim and shall have the right to (a) require the prior approval of DOE for the payment of any claim that DOE may be required to indemnify hereunder; and (b) appear through the Attorney General on behalf of the Operator or other person indemnified in any action brought upon any claim that DOE may be required to indemnify hereunder, take charge of such action, and settle or defend any such action. If the settlement or defense of any such action or claim is undertaken by DOE, Operator or other person indemnified shall furnish all reasonable assistance in effecting a settlement or asserting a defense.

         Section 18.7 Continuity of DOE Obligations. The obligations of DOE under this Article XVIII shall not be affected by any failure on the part of the Operator to fulfill its obligation under this Contract and shall be unaffected by the death, disability, or termination of existence of the Operator, or by the completion, termination or expiration of this Contract.

         Section 18.8 Effect of Other Clauses. The provisions of this Article XVIII shall not be limited in any way by, and shall be interpreted without reference to, any other provision of this Con tract, including any provision regarding contract disputes; provided, however, that this Article XVIII shall be subject to any provisions that are later added to this Contract as required by applicable Federal law, including statutes, executive orders and regulations, to be included in Nuclear Hazards Indemnity Agreements.

         Section 18.9 Inclusion in Subcontracts. The Operator shall insert this
Article XVIII in any subcontract which may involve the risk of public liability, as that term is defined in the AEA and further described in Section 18.4(b) above. However, this Article XVIII shall not be included in subcontracts in which the subcontractor is subject to NRC financial protection requirements under section 170b. of the AEA or NRC agreements of indemnification under section 170c. or k. of the AEA for the activities under the subcontract.


                                   ARTICLE XIX

                             LIMITATION ON LIABILITY

         Section 19.1 Damages.

                  (a) Direct. Each Party shall only be liable for direct damages as a result of its breach or default under this Contract except in cases of gross negligence or willful misconduct.

                  (b) Consequential. In no event shall either Party be liable, except in cases of gross negligence or willful misconduct, for consequential, incidental, special, exemplary, punitive or any other form of indirect damages under this Contract.

                  (c) Other Relief. This Section 19.1 shall not limit or restrict the provisions of Article XXII or the availability of specific performance or other injunctive relief to the extent other wise available under Applicable Law.

         Section 19.2 Limit on Damages. The aggregate liability of a Party in any Fiscal Year, arising from any cause under or related to this Contract, including any responsibility of such Party to indemnify or to reimburse the other Party under the provisions of Article XXII, but excluding the liability of such Party for such Party's gross negligence or willful misconduct, shall not exceed an amount equal to $4,000,000 paid or payable to Operator for such Fiscal Year and any incentive fees and bonuses paid or payable under Section 6.3. This
Section 19.2 shall not limit USEC's obligation to pay Allowable Costs pursuant to Section 6.2 nor increase USEC's aggregate liability under Section 6.2(b) or 19.4.

         Section 19.3 Liability for Employees.

                  (a)(i) Managerial and Supervisory Personnel. Subject to the limitations set forth in Sections 19.1 and 19.2, Operator shall be liable for damages arising under or related to this Contract (including indemnification or reimbursement obligations described in Article XXII) caused by the negligence (including gross negligence) or misconduct (including willful misconduct) of its personnel holding the job title of Division Manager, or a supervisor, Labor Grade 13 or above, including the Plant Shift Managers, the Plant Shift Superintendents, and the Training and/or Procedures Managers at each GDP; provided, however, if a USEC employee holds a position in a plant covered by the foregoing, the actions of such employee shall be treated as actions of the Operator.

                  (a)(ii)Non-Managerial and Non-Supervisory Personnel. Except as provided in (c), Operator shall not be liable for damages arising under or related to this Contract caused by employees below the levels specified in 19.3(a)(i), above.

                  (b) Limitation. Section 19.3(a) shall not be deemed to limit Operator's obligations:

                  (i) to train or to supervise Operator personnel not covered by
Section 19.3(a), or to hire or to assign qualified, skilled or licensed personnel;

                  (ii) to observe Nuclear Safety Requirements related to hiring, training or supervising personnel; or

                  (iii) to observe the other covenants set forth in this Contract applicable to Operator as a corporate entity as opposed to its employees individually.

                  (c) Compliance with Supervision. Section 19.3(a) shall not limit Operator's liability for damages arising under or related to this Contract to the extent such damages result from:

                  (i) compliance by Operator personnel not covered by Section 19.3(a)(i) with Operator's corporate procedures or with any other written procedures adopted or approved by Operator (other than those certain written procedures which have been designated in writing by Operator to USEC and which USEC specifically has agreed in writing, need to be revised, unless and until such time as such procedures are revised and such revisions are adopted by Operator); or

                  (ii) compliance by Operator personnel not covered by Section 19.3(a)(i) with the directions of supervisory or managerial personnel above the level defined there.

         Section 19.4 Funds. For so long as USEC is owned, in whole or in part, by the United States Government, or is subject to the Anti-Deficiency Act, 31 U.S.C. Section 1341:

                  (a) Obligations of Funds. The amount presently obligated by USEC with respect to this Contract is $100,000,000. Such amount may be increased unilaterally by USEC by notice to Operator. Revenues and receipts from others for work and services to be per formed under this Contract are not included in the amount obligated with respect to this Contract. Such revenues and receipts shall be the property of USEC and shall be deposited by Operator as provided in
Section 6.7(b).

                  (b) Limitation on Payment by USEC. Payment by USEC under this Contract shall not, in the aggregate, exceed the amount obligated with respect to this Contract under Section 19.4(a), less the Contractor's annual base fee and incentive fees, if any.

                  (c) Notices. Operator shall notify USEC in writing whenever the unexpended balance of funds available under Article VI is in Operator's best judgment sufficient to continue contract operations at the programmed rate for only forty-five (45) days and to cover Operator's unpaid annual base fee and incentive fees, if any, and outstanding commitments and liabilities on account of

Allowable Costs under this Contract at the end of such period. Whenever the unexpended balance of funds available under Article VI above, less the amount of Operator's annual base fee and incentive fees, if any, then earned but not paid, is in Operator's best judgment either sufficient only to liquidate outstanding commitments and liabilities on account of Allowable Costs under this Contract or is equal to zero, Operator immediately shall notify USEC and shall make no further performance (except such performance as may become necessary in connection with termination by USEC or otherwise required under Applicable Law) and the performance of the Services will be deemed to have been terminated for the convenience of USEC in accordance with the provisions of Section 17.2.

                  (d) Termination for Convenience. The giving of any notice under this Section 19.4 shall not be construed to waive or impair any right of USEC to terminate this Contract under the provisions of Section 17.2.

                  (e) Annual Budget. Nothing in this Section 19.4 is to be construed as authorizing Operator to exceed limitations stated in the Annual Budget or otherwise stated in Article VI.


                                   ARTICLE XX
                                   ASSIGNMENT

         Section 20.1 General. Except as otherwise provided in this Article XX and subject to Applicable Law, this Contract shall not be assigned by either Party without the prior consent of the other Party in each Party's sole discretion, and any such purported assignment without such required consent shall be void.

         Section 20.2 Permitted Assignments. USEC's consent shall not be required for Operator to assign payments due to Operator under this Contract. Operator's consent shall not be required for an assignment by USEC to an affiliate of USEC or to an entity that succeeds to substantially all of USEC's assets or uranium enrichment business, and, upon such assignment, USEC shall be released from its obligation under this Contract. Neither the disposition of USEC's stock nor a transfer of USEC to private ownership (whether in whole or in part) by merger or otherwise shall be construed as an assignment or otherwise require Operator's consent.

         Section 20.3 Effect of Privatization. In the event USEC is privatized as contemplated by the AEA, and the duties and obligations of USEC are assumed by a private corporation or other entity pursuant to such privatization or transfer: (a) this Contract shall survive such privatization and be transferred to such private corporation or other entity without the need for Operator or USEC to take any further action under this Contract or otherwise; (b) the name of such private corporation shall be substituted for that of USEC in this Contract; and (c) Operator and USEC shall take whatever further action is required to transfer to such private corporation or other entity any agreements, instruments or documents related to this Contract and entered into by Operator and USEC on or after the date hereof which cannot be transferred to such private corporation by the operation of their terms. Except as provided in
Article XVIII or Sections 22.3 or 22.6 or as otherwise may be provided under Applicable Law, and except for any liability of the United States Government pursuant to any Plant Contract: (i) there shall be no recourse against the United States Government for any liability or obligation of USEC under this Contract arising or accruing on or after the effective date of such privatization, and Operator shall look solely to USEC in enforcing such liabilities or obligations; and (ii) effective upon such effective date, Operator hereby releases, remises and acquits the United States Government from and against any such liability or obligation.

         Section 20.4 Successors. Subject to the other provisions of this Article, this Contract shall be binding upon and shall inure to the benefit of the legal representatives, successors and assigns of the Parties hereto.


                                   ARTICLE XXI
                                    INSURANCE

         Section 21.1 Required Insurance. For so long as this Con tract remains in force, Operator shall maintain insurance as required below to cover bodily injury (including death) and property damage suffered or (in the case of liability insurance) caused by Operator or its employees, if any, in connection with the performance of the Services.

                  (a) Worker's Compensation/Employers Liability Insurance. Operator shall obtain and maintain a worker's compensation policy in such coverage and with such limits as required under applicable State laws and $1 million in employers liability insurance.

                  (b) Umbrella Liability. $100 million per occurrence for both bodily injury and property damage covering above employers liability provided by LMUS, and above general liability and auto liability provided by USEC.

         Section 21.2 Additional Insured. USEC shall be named as an additional insured on Operator's liability policies required under Section 21.1.

         Section 21.3 Evidence of Insurance. Operator shall provide written evidence of all policies required under Section 21.1 on or prior to the Effective Date and to the first day of each Fiscal Year.

         Section 21.4 Notice of Cancellation/Coverage Reduction. A "notice of cancellation/coverage reduction" clause shall be included in Operator's liability policies required under Section 21.1 that shall require the policy issuer or policy holder to give USEC at least sixty (60) days' notice prior to cancellation or reduction in coverage under such policy.

         Section 21.5 USEC Insurance. USEC shall provide (1) primary auto liability insurance in the amount of $2 million ($1 million of primary auto liability insurance and $1 million of excess insurance), (2) primary general liability insurance in the amount of $1 million, and shall name Operator as an additional insured. USEC shall provide Operator written evidence of such insurance and shall provide for sixty (60) days notice prior to cancellation or reduction in coverage under such policies.


                                  ARTICLE XXII
                                 INDEMNIFICATION

         Section 22.1 General. Each Party shall indemnify, save harmless and defend the other Party, its directors, officers, employees, contractors and agents from and against any and all liabilities, claims, penalties, fines, forfeitures, losses, costs and expenses (including costs of defense, settlement and reasonable attorneys' fees) (collectively, "Costs"), which they or any of them may hereafter incur, become responsible for or pay out as a result of, caused by, or arising out of, in whole or in part, the indemnifying Party's material breach or material default of this Contract or the indemnifying Party's gross negligence or willful misconduct in performance or failure to perform any obligation imposed on the indemnifying Party under this Contract (including in the case of Operator, performance or failure to perform the Services and any material breach of any representation or warranty made by Operator herein).

         Section 22.2 Procedures and Responsibility. Without limiting the provisions of Section 22.1, in the event DOE, DOL, the NRC, or any other Governmental Authority issues a citation or notice of violation initiating enforcement action, or otherwise indicates a violation or potential violation of Applicable Law, against or involving USEC or Operator, or upon becoming aware of any other claim, complaint, action, suit, investigation or proceeding against or involving Operator or any subcontractor thereof (including any complaint filed under Section 211 by any employee of Operator or any of Operator's subcontractors) arising out of the provision of the Services, the operation and maintenance of the GDPs, or any other matter arising out of or related to this Contract (collectively, "Claims"):

                  (a) USEC Notification. Operator promptly shall notify USEC of any Claim, including any Claim filed under the employee protection provisions of Section 211. Upon such notification,

USEC in its discretion may select joint defense counsel and may assist and advise Operator in its defense of the Claim, participate in any proceedings related to the Claim, require Operator to transfer control, in part or in whole, of the Claim to USEC, and take any other reasonable action directed by USEC. Operator shall: (i) advise USEC of the Claim and Operator's position with respect to the Claim and the defenses available to the Operator; and (ii) keep USEC apprised of the status of the Claim and all material developments in any proceedings related to the Claim, including the issuance of orders, scheduling of hearings, and progress of any settlement discussions;

                  (b) Cooperation. Operator agrees to cooperate fully with USEC in responding to such Claim and to assist USEC to prepare its legal and factual position, in a timely manner so that all procedural timetables are satisfied, prior to submission. In the event USEC does not accept a position prepared by Operator, USEC will so advise Operator and will consult with Operator to attempt to resolve any disagreements with the objective of presenting a unified position. USEC shall make the final determination of the position to be adopted by the Parties;

                  (c) Operator Responsibility. If DOE, DOL, the NRC or any other Governmental Authority initiates escalated enforcement action against USEC based upon (i) willful violations by Operator, or (ii) violations of commitments made by USEC in DOE or NRC approved compliance plans for which USEC has provided sufficient funds to Operator to satisfy such commitments, then Operator shall indemnify and hold USEC harmless against any and all Costs imposed against or upon or incurred by USEC in connection with such enforcement action. Operator shall also indemnify and hold USEC harmless against any and all Costs imposed against or upon or incurred by USEC in connection with any DOL proceeding or civil action brought by an employee or former employee of Operator or any subcontractor thereof, based upon Operator's or subcontractor's actual or alleged violation of Section 211 with respect to such employee or former employee, or any enforcement action related thereto;

                  (d) Control of Litigation. Operator shall not initiate any Claim against any third party without the prior approval of USEC. To the extent not in conflict with any applicable policy of insurance, Operator: (i) with USEC's approval, may settle, or at USEC's direction shall settle, any Claim;
(ii) if required by USEC, shall effect an assignment or subrogation in favor of USEC of all of Operator's rights and claims (except those against USEC) arising out of any such Claim against Operator; and (iii) if required by USEC, shall authorize representatives of USEC to settle or defend any such Claim and to represent Operator in, or to take charge of, any action. If the settlement or defense of a Claim against Operator is undertaken by USEC, Operator shall furnish all reasonable assistance in effecting a settlement or asserting a defense. Where a Claim against Operator is not covered by a policy of insurance, Operator, with the approval of USEC, shall proceed with the defense of the action in good faith, and in such event the defense of the Claim shall be at the expense of USEC; provided, however, that USEC shall not be liable for such expense of defense to the extent that: (x) it would have been compensated by insurance which Operator was required to maintain by law or by this Contract, but which Operator failed to secure through its own fault or negligence; or (y) the Costs associated with such Claim (including such expense of defense) shall be the responsibility of Operator as provided in Sections 22.1 or 22.2(c); and

                  (e) Reimbursement of Costs under Section 211 . Operator waives any claim for, or entitlement to, reimbursement from USEC, either under this Contract or on any other basis, for any Costs assessed against or incurred by Operator in connection with any enforcement action, DOL proceeding, civil action or other Claim brought against Operator by an employee or former employee of the Operator or any subcontractor thereof, based upon the Operator's or subcontractor's actual or alleged violation of Section 211 with respect to such employee or former employee, unless: (i) USEC specifically agrees to provide such reimbursement pursuant to a separate agreement with Operator; or (ii) such actual or alleged violation of Section 211 is determined pursuant to a final and nonappealable judgment or decision, to be based upon action taken by Operator at the specific direction of USEC and with USEC's knowledge and approval;
provided, that Operator's reasonable, verifiable defense costs actually incurred (including reasonable attorneys' fees, litigation costs and mediation costs but excluding costs of settlement or judgments) shall be at USEC's expense if such costs are incurred prior to the date of any adverse determination against Operator with respect to any actual or alleged violation of Section 211 (including any judgment of liability against Operator in any judicial forum, a decision by the DOL under Applicable Law that Operator has violated the employee provisions of the statutes or executive orders for which the DOL has been assigned enforcement action, or a decision against Operator by the head of an executive agency under 41 U.S.C. Section 241[251]).

         Section 22.3 Preexisting Conditions. The Parties recognize that Title II of the AEA allocates to DOE liability for conditions, events or circumstances occurring or obtaining prior to July 1, 1993 and for the operations of the GDPs prior to July 1, 1993. The Parties agree that Operator shall seek indemnification from DOE and not from USEC for Costs associated with such conditions, events and operations which Operator may incur or for which Operator shall be liable. In the event further legislation is enacted or a memorandum of understanding or other agreement is entered into between USEC and OMB or DOE which provides for the allocation to any Governmental Authority of any liability in connection with conditions, events or circumstances relating to the GDPs or the provision of Services occurring or obtaining after July 1, 1993, Operator shall seek indemnification from such Governmental Authority and not from USEC for Costs associated with such conditions, events and operations which Operator may incur or for which Operator shall be liable. Without limiting the provisions of Sections 20.3 or 23.10, Operator hereby releases, remises and acquits USEC from and against any and all Costs, known or unknown, fixed or contingent, suspected or unsuspected, latent, concealed or hidden, incurred or to be incurred by Operator to the extent such Costs relate to or arise out of or with respect to conditions, events or circumstances occurring or obtaining as of July 1, 1993 (or such later date as may be provided for in further legislation or any such memorandum of understanding or other agreement as contemplated above) or the operations of the GDPs prior to July 1, 1993 (or such later date as may be provided for in further legislation as contemplated above).

         Section 22.4 Accrued Employee Benefits. Without limiting the provisions of Sections 6.2(d), 20.3, 22.3 or 23.10, USEC shall continue to reimburse Operator for costs for post-retirement health care and life insurance benefits arising from Operator's employee benefit plans in effect on or prior to the Effective Date, pursuant to the terms of the Original Contract, to the extent that the rights of Operator's employees with respect thereto have become vested prior to the Effective Date and to the extent such costs are attributable to that portion of the employee's period of service beginning on July 1, 1993 (or such later date as may be provided in further legislation or a memorandum of understanding or other agreement as described in Section 22.3) and ending on the Effective Date; provided, that USEC shall be released from liability for such costs to the extent USEC causes such liability to be assumed by a replacement or successor operator pursuant to the provisions of Sections 17.2 or 17.3.

         Section 22.5 Interest. Amounts to be paid or reimbursed by Operator to USEC or by USEC to Operator pursuant to this Article XXII other than Section 22.2(e)(i) with respect to any Cost incurred by USEC or Operator, respectively, shall bear interest from the date such Cost is incurred to the date paid or reimbursed at the Prime Rate plus four (4) percentage points.

         Section 22.6 Price-Anderson Indemnification.

                  (a) Relation to Price-Anderson Indemnification. Neither Party shall be obligated to pay any Cost or Claim under the provisions of this Contract to the extent such Cost or Claim relates to a nuclear incident or precautionary evacuation subject to indemnification under the provisions of
Article XVIII or to Section 22.6(b).

                  (b) Price-Anderson Indemnification with Respect to AVLIS. The provisions of Article XVIII shall not apply to support services provided by Operator to DOE at LLNL or to other Services provided with respect to the AVLIS Program. Operator acknowledges that Operator is provided Price-Anderson indemnification as "persons indemnified" under the indemnification clause contained in Article XVII, CL.2 of the M&O Contract, which is DOE Acquisition Regulations clause 957.250-70.

                  (c) Limitation. Nothing in Article XVIII or this Section 22.6 shall be construed to confer any rights or benefits upon

Operator or any other person indemnified except those rights or benefits which accrue to Operator or such person indemnified pursuant to subsection 170d. of the AEA, Section 10.1(i) of the Lease Agreement and Article XVII, CL. 2 of the M&O Contract.

         Section 22.7 Travel Expenses. In the event any suit, legal action or proceeding is brought by USEC against Operator or by Operator against USEC in the Supreme Court of the State of New York, County of New York or the United States District Court for the Southern District of New York pursuant to this Contract, USEC agrees that it shall reimburse Operator for the reasonable out-of-pocket expenses actually incurred by Operator for travel from the vicinity of Bethesda, Maryland to New York, New York (including travel, meals and accommodations), not to exceed amounts customarily paid or reimbursed by Operator pursuant to its standard corporate policies. Such reimbursement shall be limited to such travel expenses (a) of Operator's in-house counsel, of a single outside law firm, and of other Operator personnel customarily located in or near Operator's corporate headquarters in Bethesda, Maryland necessary for the conduct of Operator's defense of such suit, legal action or proceeding, plus
(b) the incremental amount of such travel expenses of Operator's in-house counsel, of a single outside law firm, or of other Operator personnel customarily located in or near locations other than Bethesda, Maryland or New York, New York incurred by Operator in excess of the amount of such expenses that Operator otherwise would have incurred had such suit, legal action or proceeding been brought by USEC in the State of Maryland rather than in New York, New York. USEC only shall be required to reimburse Operator for such travel expenses to the extent Operator obtains a final and nonappealable determination adverse to USEC in such suit, legal action or proceeding.

         Section 22.8 Security and Fire-Fighting Forces. It is USEC policy to allow Operator to defend any security and fire-fighting force if a claim or a civil or criminal action results from the employee's conduct which was undertaken in good faith for the purpose of accomplishing and fulfilling the employee's official duties. Operator at USEC's expense shall provide legal counsel and pay all reasonable counsel fees and incidental costs and expenses (including any premium for bail bond) which may be necessary to defend adequately any member of said security and fire-fighting force against whom a claim or civil or criminal action is brought and, at USEC's expense, shall pay any judgments or any other financial liability resulting from such claim or civil or criminal action.


                                  ARTICLE XXIII
                                  MISCELLANEOUS

         Section 23.1 Applicable Law. This Contract shall be governed by the laws of the State of New York (without reference to the choice of law provisions of New York law other than Section 5-

1401 of the New York General Obligations Law), except to the extent that the application of such laws is preempted by Federal law.

         Section 23.2 Submission To Jurisdiction. ANY SUIT, LEGAL ACTION OR PROCEEDING AGAINST EITHER PARTY WITH RESPECT TO THIS CONTRACT TO WHICH EITHER PARTY IS OR BECOMES A PARTY SHALL BE BROUGHT EXCLUSIVELY IN THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND EACH PARTY HEREBY SUBMITS TO AND ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING. EACH PARTY HEREBY AGREES THAT SERVICE OF ALL WRITS, PROCESS AND SUMMONSES IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN THE STATE OF NEW YORK MAY BE MADE UPON SUCH PARTY IN THE MANNER SET FORTH IN
SECTION 23.4 FOR DELIVERY OF NOTICES AND AGREES TO WAIVE ANY DEFENSE OF OR OBJECTION TO ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING ON THE BASIS THAT SUCH COURTS LACK PERSONAL JURISDICTION IF SERVICE IS MADE IN SUCH MANNER. EACH PARTY HEREBY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN SAID COURTS BY THE TRANSMITTING THEREOF BY THE OTHER PARTY VIA TELEX OR TELEGRAM TO SUCH PARTY IF SUCH PROCESS IS ACTUALLY RECEIVED BY SUCH PARTY. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF EITHER PARTY TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER THE OTHER PARTY IN SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT NOW OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH COURT AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         Section 23.3 Waiver of Jury Trial. THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION OF CLAIMS WHICH ARE BASED HEREON OR ARISE OUT OF, UNDER, OR IN CONNECTION WITH, THIS CONTRACT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF OPERATOR OR USEC. THIS PROVISION IS A MATERIAL INDUCEMENT FOR USEC TO ENTER INTO THIS CONTRACT.

         Section 23.4 Notices.

                  (a) Address for Notices. Any notice, request, demand, claim or other communication related to this Contract shall be in writing and delivered by hand or transmitted by facsimile transmission (with telephonic confirmation) or by nationally recognized overnight courier to the other Party at the following numbers and addresses:

                  Operator:

                  Lockheed Martin Utility Services, Inc.
                  6903 Rockledge Drive, 4th Floor
                  Bethesda, MD 20817
                  Attention:  David L. Stansberry
                  Phone Number:  301/571-8276
                  Fax Number:  301/571-8278

                  USEC:

                  United States Enrichment Corporation
                  Two Democracy Center
                  6903 Rockledge Drive, 4th Floor
                  Bethesda, MD 20817
                  Attention:  Charles W. Kerner
                  Phone Number:  (301) 564-3324
                  Fax Number:  (301) 564-3204

                  (b) Change of Address. Either Party may change its address, representative or numbers for receiving notices by giving notice of such change to the other Party.

         Section 23.5 Headings. The headings and subheadings of the Articles, Sections, and Schedules contained in this Contract are inserted for convenience only and shall not affect the meaning or interpretation of this Contract or any provision hereof.

         Section 23.6 Severability. If any provision of this Contract is held invalid by a court of competent jurisdiction, such provision shall be severed from this Contract and, to the extent possible, this Contract shall continue without effect to the remaining provisions.

         Section 23.7 Counterparts. This Contract may be executed and delivered in two or more counterparts, each of which shall be treated as an original but which, when taken together, shall constitute one and the same instrument, and may be delivered by facsimile transmission.

         Section 23.8 Amendment. This Contract may be modified or amended only by the written agreement of both Parties executed and delivered by their duly authorized representatives.

         Section 23.9 Waiver. No delay or omission by the Parties in exercising any right or remedy provided herein shall constitute a waiver of such right or remedy and shall not be construed as a bar to or a waiver of any such right or remedy on any future occasion. Any waiver, permit, consent or approval of any kind or character on the part of either Party of any breach or default under this Contract, or any waiver on the part of either Party of any provision or condition of this Contract, must be in a writing signed by the Party granting such waiver, permit, consent or approval, and shall be effective only to the extent specifically set forth in such writing.

         Section 23.10 Entire Agreement; Prior Claims.

                  (a) Prior Agreements. Except for those agreements set forth on Schedule P, this Contract and the Schedules attached hereto embody the entire agreement between the Parties in relation to the subject matter herein and supersede the Original Contract and all other prior understandings or agreements, oral or written, between the Parties.

                  (b) Release. Except for those Costs and Claims set forth on Schedule K and except as provided in Section 22.4 or Sections 23.10(c) or (d), Operator hereby releases, remises and acquits USEC and its officers, directors, agents and employees from and against, and waives any right to reimbursement or indemnification for, any and all Costs and Claims, fixed or contingent, incurred, to be incurred or arising pursuant to the Original Contract or any other such prior understanding or arrangement and known to Operator on the Effective Date, including any liabilities of USEC with respect to termination of the Original Contract under Article I.83 thereof.

                  (c) Unknown Claims. If Operator, after the Effective Date, asserts any Claim against USEC for reimbursement or indemnification for Costs or Claims incurred, to be incurred or arising pursuant to the Original Contract or any other such prior understanding or arrangement and not known to Operator on the Effective Date, then, subject to Sections 22.3 and 22.4, such Claim shall be resolved pursuant to the terms of the Original Contract. Operator shall give USEC prompt notice of any potential such unknown Cost or Claim, and hereby releases, remises and remits USEC from and against, and waives any right to reimbursement or indemnification for, any such unknown Cost or Claim unless Operator gives USEC notice of such Cost or Claim prior to the date forty-two
(42) months after the Effective Date.

                  (d) Payment of Subcontractors. USEC shall continue to reimburse Operator for claims for payment submitted by Operator's subcontractors for work performed under the Original Contract prior to the Effective Date, subject to the terms and conditions of the Original Contract and to the provisions of 22.3.

                  (e) Assignment of Credits. Operator hereby assigns to USEC all of Operator's right, title and interest in and to any refunds, rebates, allowances, accounts receivable, or other credits applicable to costs reimbursed by USEC under the Original Contract.

         Section 23.11 Order of Precedence. Except as expressly provided in
Article VIII, any conflict or inconsistency between portions of this Contract shall be resolved by giving precedence in the following order:

                  (a) Articles and Sections. The Articles and Sections of this Agreement, as modified, amended or supplemented from time to time pursuant to
Section 23.8;

                  (b) Statement of Work. The Statement of Work, as modified, amended or supplemented from time to time pursuant to Section 23.8;

                  (c) Annual Budget. The Annual Budget, as modified, amended or supplemented from time to time pursuant to Section 6.1;

                  (d) Annual Operating Plan. The Annual Operating Plan, as modified, amended or supplemented from time to time pursuant to Section 4.2; and

                  (e) Schedules. Schedules D through J, as modified, amended or supplemented from time to time pursuant to Section 23.8.

         Section 23.12 Specific Performance. Without limiting any other right or remedy which USEC may have hereunder, the Parties recognize that money damages may be insufficient compensation for a breach of Operator's obligations under this Contract and accordingly agree that USEC may seek specific performance or other equitable relief with respect to such obligations.

         Section 23.13 No Third-Party Beneficiaries. Except as expressly set forth in Articles XVIII and XXII, this Contract is intended to be solely for the benefit of USEC and Operator and their successors and assigns permitted under
Article XX, and nothing in this Contract shall be construed to confer any benefit on any person or entity other than the Parties and their successors and assigns permitted under Article XX.

         IN WITNESS WHEREOF, the Parties have caused this Contract to be signed by their duly authorized officers as of this 1st day of October, 1995.

                           UNITED STATES ENRICHMENT CORPORATION

                           By:/s/ George Rifakes
                              -----------------------------------
                              Name:
                              Title: Executive Vice President

                           LOCKHEED MARTIN UTILITY SERVICES, INC.

                           By:/s/David L. Stansherry
                              -----------------------------------
                              Name:
                              Title: Director, Business Operations

[USEC LOGO]



                                                             Dir: (301) 564-3301
                                                             Fax: (301) 564-3208



GEORGE P. RIFAKES
EXECUTIVE VICE PRESIDENT, OPERATIONS



                                 March 24, 1998



Mr. David Stansberry
Lockheed Martin Utility Services
6905 Rockledge Drive
Bethesda, MD 20817

Dear Mr. Stansberry:

      This is to advise you that USEC hereby exercises its option pursuant to
Section 17.1(b) of the Operation and Maintenance Contract (Contract Number USEC-96-C-001 effective as of October 1, 1995) to renew said contract for one additional two year term.

      Please acknowledge receipt of this notice by signing and returning the enclosed copy of this letter to me.

                                   Sincerely,


                                   /s/ GEORGE P. RIFAKES
                                   George P. Rifakes
                                   Executive Vice President



Received for LMUS



By:               [sig]
   ------------------------------------




                 6903 Rockledge Drive, Bethesda, MD 20817-1818
          Telephone 301-564-3200 Fax 301-564-3201 http://www.usec.com
     Offices in Livermore, CA  Paducah, KY  Portsmouth, OH  Washington, DC